AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                           KING PHARMACEUTICALS, INC.,
                              MEDCO RESEARCH, INC.
                                       and
                           MERLIN ACQUISITION I CORP.










                          Dated as of November 30, 1999

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

                              ARTICLE I. THE MERGER

SECTION 1.1.                The Merger...................................2
SECTION 1.2.                Effective Time...............................2
SECTION 1.3.                Effect of the Merger.........................2
SECTION 1.4.                Certificate of Incorporation; Bylaws.........2
SECTION 1.5.                Directors and Officers.......................3
SECTION 1.6.                Closing......................................3
SECTION 1.7.                Subsequent Actions...........................3
SECTION 1.8.                Tax and Accounting Treatment of the Merger...4

         ARTICLE II. CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.1.                Conversion of Securities.....................4
SECTION 2.2.                Exchange of Certificates.....................6
SECTION 2.3.                Assumption of Obligations to Issue Stock.....9
SECTION 2.4.                Transfer Books..............................10
SECTION 2.5.                Certain Adjustments.........................10

           ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.1.                Organization and Qualification;
                            Subsidiaries................................11
SECTION 3.2.                Certificate of Incorporation and Bylaws.....12
SECTION 3.3.                Capitalization..............................12
SECTION 3.4.                Authority...................................13
SECTION 3.5.                No Conflict; Required Filings and Consents..14
SECTION 3.6.                SEC Filings; Financial Statements...........15
SECTION 3.7.                No Undisclosed Liabilities..................16
SECTION 3.8.                Absence of Certain Changes or Events........16
SECTION 3.9.                Absence of Litigation.......................17
SECTION 3.10.               Licenses and Permits; Compliance with Laws..17
SECTION 3.11.               Unlawful Payments...........................18
SECTION 3.12.               Taxes.......................................18
SECTION 3.13.               Intellectual Property.......................19
SECTION 3.14.               Material Contracts..........................21
SECTION 3.15.               Employee Benefit Plans......................22
SECTION 3.16.               Properties; Assets..........................24
SECTION 3.17.               Labor Relations.............................24
SECTION 3.18.               Environmental Matters.......................25
SECTION 3.19.               Insurance...................................26
SECTION 3.20.               Board Approval; Vote Required...............27
SECTION 3.21.               Opinion of Financial Advisor................27
SECTION 3.22.               Brokers.....................................27
SECTION 3.23.               Takeover Provisions Inapplicable............27
SECTION 3.24.               Pooling; Tax Matters........................28
SECTION 3.25.               Registration Statement; Proxy Statement/
                            Prospectus..................................28
SECTION 3.26.               Rights Agreement............................29
SECTION 3.27.               Regulatory Compliance.......................29
SECTION 3.28.               Current Cash Reserves; Indebtedness.........33
SECTION 3.29.               Transaction Expenses........................33
SECTION 3.30.               Disclosure..................................33

            ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF MERGER SUB

SECTION 4.1.                Organization and Qualification..............33
SECTION 4.2.                Certificate of Incorporation and Bylaws.....34
SECTION 4.3.                Authority...................................34
SECTION 4.4.                No Conflict; Required Filings and Consents..34

              ARTICLE V. REPRESENTATIONS AND WARRANTIES OF ACQUIROR

SECTION 5.1.                Organization and Qualification;
                            Subsidiaries................................35
SECTION 5.2.                Certificate of Incorporation and Bylaws.....36
SECTION 5.3.                Capitalization..............................36
SECTION 5.4.                Authority...................................37
SECTION 5.5.                No Conflict; Required Filings and Consents..38
SECTION 5.6.                SEC Filings; Financial Statements...........39
SECTION 5.7.                No Undisclosed Liabilities..................39
SECTION 5.8.                Absence of Certain Changes or Events........40
SECTION 5.9.                Absence of Litigation.......................40
SECTION 5.10.               Licenses and Permits; Compliance with Laws..40
SECTION 5.11.               Unlawful Payments...........................40
SECTION 5.12.               Taxes.......................................41
SECTION 5.13.               Intellectual Property.......................41
SECTION 5.14.               Environmental Matters.......................41
SECTION 5.15.               Brokers.....................................43
SECTION 5.16.               Pooling; Tax Matters........................43
SECTION 5.17.               Registration Statement; Proxy Statement/
                            Prospectus..................................43
SECTION 5.18.               Disclosure..................................44

                              ARTICLE VI. COVENANTS

SECTION 6.1.                Affirmative Covenants of the Company........44
SECTION 6.2.                Negative Covenants of the Company...........45

                       ARTICLE VII. ADDITIONAL AGREEMENTS

SECTION 7.1.                Access and Information......................48
SECTION 7.2.                Confidentiality.............................49
SECTION 7.3.                Proxy Statement/Prospectus and Registration
                            Statement; Company Stockholders Meeting.....49
SECTION 7.4.                HSR Act Matters.............................50
SECTION 7.5.                Public Announcements........................51
SECTION 7.6.                Indemnification.............................51
SECTION 7.7.                Further Action; Commercially Reasonable
                            Efforts.....................................52
SECTION 7.8.                No Solicitation.............................53
SECTION 7.9.                Nasdaq Listing..............................55
SECTION 7.10.               Blue Sky....................................55
SECTION 7.11.               Affiliates..................................56
SECTION 7.12.               Event Notices...............................56
SECTION 7.13.               Option Agreement............................57
SECTION 7.14.               Tax Treatment...............................57
SECTION 7.15.               Accountant Letters; Pooling of Interests....57
SECTION 7.16.               Board of Directors of Acquiror..............58
SECTION 7.17.               Rights Agreement............................58
SECTION 7.18.               Exemption from Liability Under Section
                            16(b).......................................58
SECTION 7.19.               Requisite Acquiror Approval.................59

                        ARTICLE VIII. CLOSING CONDITIONS

SECTION 8.1.                Conditions to Obligations of Acquiror,
                            Merger Sub and the Company to Effect the
                            Merger......................................59
SECTION 8.2.                Additional Conditions to Obligations of
                            Acquiror and Merger Sub.....................61
SECTION 8.3.                Additional Conditions to Obligations of the
                            Company.....................................63
SECTION 8.4.                Delayed Closing by the Company..............64

                  ARTICLE IX. TERMINATION, AMENDMENT AND WAIVER

SECTION 9.1.                Termination.................................64
SECTION 9.2.                Effect of Termination.......................67
SECTION 9.3.                Amendment...................................68
SECTION 9.4.                Extension; Waiver...........................68

                          ARTICLE X. GENERAL PROVISIONS

SECTION 10.1                Effectiveness of Representations, Warranties
                            and Agreements..............................70
SECTION 10.2.               Notices.....................................70
SECTION 10.3.               Certain Definitions.........................71
SECTION 10.4.               Headings....................................74
SECTION 10.5.               Severability................................75
SECTION 10.6.               Entire Agreement............................75
SECTION 10.7.               Specific Performance........................75
SECTION 10.8.               Assignment..................................75
SECTION 10.9.               Third Party Beneficiaries...................75
SECTION 10.10.              Governing Law...............................76
SECTION 10.11.              Counterparts................................76



EXHIBITS

Exhibit A                  Company Affiliate Agreement
Exhibit B                  Acquiror Affiliate Agreement

SCHEDULES

Schedule 3.1               Subsidiaries and Ownership Interests of the Company
Schedule 3.3               Capitalization of the Company
Schedule 3.5               Filings and Consents
Schedule 3.8               Certain Changes or Events
Schedule 3.9               Litigation
Schedule 3.10              Licenses and Permits
Schedule 3.13              Intellectual Property
Schedule 3.14              Material Contracts
Schedule 3.15              Employee Benefit Plans
Schedule 3.15(f)           Other Tax Matters
Schedule 3.19              Insurance
Schedule 3.28              Excepted Encumbrances
Schedule 3.29              Transaction Expenses
Schedule 5.1               Subsidiaries and Ownership Interests of Acquiror
Schedule 5.3               Capitalization of Acquiror
Schedule 5.5               Filings and Consents
Schedule 5.9               Litigation
Schedule 7.11              Affiliates
Schedule 10.3(l)    Transaction Expenses

                          AGREEMENT AND PLAN OF MERGER


THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into this 30th day of November, 1999, by and among MEDCO RESEARCH, INC., a Delaware corporation (the "Company"), KING PHARMACEUTICALS, INC., a Tennessee corporation
("Acquiror"), and MERLIN ACQUISITION I CORP., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Merger Sub").


                  WHEREAS, each of the Boards of Directors of the Company, Acquiror and Merger Sub have each determined that it is advisable, and in the best interests of, their respective stockholders that Merger Sub, a wholly-owned subsidiary of Acquiror, be merged with and into the Company, pursuant to and subject to the terms and conditions of this Agreement and the Delaware General Corporation Law ("Delaware Law");

                  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Acquiror and Merger Sub to enter into this Agreement, certain holders of common stock, par value $.001 per share, of the Company ("Company Common Stock"), have entered into an agreement with Acquiror (the "Voting Agreement") pursuant to which, among other things, such holders have agreed to vote their shares of Company Common Stock in favor of this Agreement, the Merger (as defined below) and the other transactions contemplated by this Agreement;

                  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Acquiror and Merger Sub to enter into this Agreement, the Company and Acquiror have entered into a Stock Option Agreement (the "Option Agreement") pursuant to which the Company has granted to Acquiror an irrevocable option to purchase from the Company up to a number of authorized but unissued shares of Company Common Stock representing 19.9% of the outstanding shares of Company Common Stock, upon the terms and subject to the conditions set forth therein;

                  WHEREAS, for United States federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of
Section  368(a) of the Internal  Revenue Code of 1986,  as amended (the "Code");
and

                  WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP").

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1. The Merger.

                  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.2) Merger Sub shall be merged with and into the Company (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and a wholly-owned subsidiary of Acquiror.

         SECTION 1.2. Effective Time.

                  As promptly as practicable on the Closing Date (as defined in Section 1.6), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, as required by, and executed in accordance with the relevant provisions of, Delaware Law and in such form as approved by Acquiror prior to such filing (the time of the filing of the Certificate of Merger or the time specified therein being the "Effective Time").

         SECTION 1.3. Effect of the Merger.

                  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.4 . Certificate of Incorporation; Bylaws.

                  At the Effective Time, (a) the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time and as amended by the Certificate of Merger, shall be the certificate of incorporation of the Surviving Corporation, and (b) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.

         SECTION 1.5. Directors and Officers.

                  The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation; and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

         SECTION 1.6. Closing.

                  Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place as promptly as practicable after satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in Article VIII hereof (the "Closing Date"), at the offices of Hogan & Hartson L.L.P., 8300 Greensboro Drive, Suite 1100, McLean, Virginia 22102, unless another date or place is agreed to in writing by the parties hereto. It is the intention of the parties that the Closing shall occur as soon as practicable after the Company Stockholders Meeting.

         SECTION 1.7. Subsequent Actions.

                  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be and hereby are directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         SECTION 1.8. Tax and Accounting Treatment of the Merger.

                  It is intended by the parties hereto that the Merger shall (a) constitute a reorganization of Merger Sub and the Company within the meaning of
Section 368(a) of the Code, and (b) be accounted for as a pooling of interests under GAAP. The parties hereby adopt this Agreement as a "plan of reorganization" of Merger Sub and the Company within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                                    ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 2.1. Conversion of Securities.

                  At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, Merger Sub, the Company or the holders of any of the securities referred to in this Section 2.1:

                  (a) Common Stock. Each share of Company Common Stock (excluding any shares described in Section 2.1(b)) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive a portion of a share of common stock, no par value, of Acquiror ("Acquiror Common Stock") equal to the Exchange Ratio (as defined below). The shares of Acquiror Common Stock issuable to the holders of Company Common Stock pursuant hereto, together with the amount of cash in lieu of fractional shares payable pursuant to Section 2.1(d), is sometimes referred to herein, collectively, as the "Merger Consideration". All such shares of Company Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent only the right to receive the Merger Consideration. Except as otherwise provided herein or by applicable law, the holders of certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock. Each such certificate previously evidencing such shares of Company Common Stock shall be exchanged for the number of shares previously evidenced by the canceled certificate upon the surrender of such certificate in accordance with the provisions of Section 2.2 multiplied by the Exchange Ratio.

                           The "Exchange Ratio" shall be as follows:

                           (i) if the Average Closing Price (as defined below) shall be greater than $49.87, the Exchange Ratio shall be the quotient obtained by dividing $34.00 by the Average Closing Price, rounded to the nearest 1/10,000;

                           (ii) if the Average Closing Price shall be (A) less than or equal to $49.87 and (B) greater than or equal to $33.00, the Exchange Ratio shall be 0.6818; and

                           (iii) if the Average Closing Price shall be less than $33.00, the Exchange Ratio shall be the quotient obtained by dividing $22.50 by the Average Closing Price, rounded to the nearest 1/10,000.

                  "Average Closing Price" shall mean the average of the reported closing prices per share of Acquiror Common Stock on the National Association of Securities Dealers Automated Quotation System/National Market System ("Nasdaq") (or the last bid price in the absence of a trade) during the twenty (20) consecutive trading days ending with and including the third trading day immediately preceding the date of the Company Stockholders Meeting.

                  (b) Treasury Stock. All shares of capital stock of the Company held in the treasury of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no amount shall be delivered or deliverable in exchange therefor.

                  (c) Merger Sub Stock. Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one (1) duly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (d) No Fractional Shares. No certificate or scrip representing any fractional shares of Acquiror Common Stock shall be issued pursuant to
Section 2.1(a), and other than the right to receive the cash payment pursuant to this Section 2.1(d), any such fractional interests shall not entitle the owner thereof to any rights as a securityholder of Acquiror. Notwithstanding any other provision hereof, all holders of Company Common Stock otherwise entitled to receive fractional shares of Acquiror Common Stock pursuant to Section 2.1(a) shall be entitled to receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Acquiror Common Stock to which the holder of Company Common Stock would otherwise be entitled under Section 2.1(a) multiplied by the closing price per share of Acquiror Common Stock on the Closing Date. As promptly as possible after the determination of the amount of cash to be paid to holders of fractional interests, the Exchange Agent shall so notify Acquiror, and Acquiror shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to holders of such fractional interests subject to and in accordance with the terms hereof.

         SECTION 2.2. Exchange of Certificates.

                  (a) Exchange Agent. As soon as reasonably practicable after the Effective Time, Acquiror shall deposit with Union Planters Bank or an exchange agent designated by Acquiror and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the former holders of shares of Company Common Stock (excluding any shares described in Section 2.1(b)), for issuance and payment in accordance with this Article II (i) the shares of Acquiror Common Stock issuable pursuant to Section 2.1(a) and (ii) cash in an amount sufficient to make payment for fractional shares under Section 2.1(d) (such shares of Acquiror Common Stock and cash being hereinafter referred to as the "Exchange Fund"). Acquiror shall cause the Exchange Agent, pursuant to irrevocable instructions, to deliver Acquiror Common Stock (and cash for fractional shares) contemplated to be paid pursuant to Sections 2.1(a) and (d) out of the Exchange Fund. The Exchange Fund shall not be used for any purpose other than as set forth in this Section 2.2(a).

                  (b) Payment Procedures. As soon as reasonably practicable after the Effective Time, Acquiror shall cause the Exchange Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates (each a "Certificate" and collectively, the "Certificates") that immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (excluding any shares described in Sections 2.1(b)): (i) a form letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable amount of Merger Consideration pursuant to Section 2.1(a) and Section 2.1(d) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(j), and such Certificate shall forthwith be canceled. In the event of a surrender of a Certificate representing shares of Company Common Stock which are not registered in the transfer records of the Company under the name of the Person surrendering such Certificate, a certificate representing the proper number of shares of Acquiror Common Stock may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered if (x) such Certificate shall be properly endorsed or otherwise be in proper form for transfer to the Person surrendering such Certificate and requesting such issuance, (y) such Person surrendering such Certificate and requesting such issuance shall pay any transfer or other Taxes required by reason of the issuance of shares of Acquiror Common Stock to a Person other than the registered holder of such Certificate or shall establish to the satisfaction of Acquiror that such Taxes have been paid or are not applicable, and (z) such Person surrendering such Certificate shall, if required by Acquiror, have such Person's signature guaranteed by a bank, brokerage firm or other financial intermediary that is a member of a medallion guarantee program. Until surrendered in accordance with the provisions of this
Section 2.2, each Certificate shall represent for all purposes only the right to receive the applicable consideration set forth in Section 2.1, without any interest thereon.

                  (c) Issuances to Affiliates. Notwithstanding anything herein to the contrary, any Certificate surrendered for exchange by any "affiliate" of the Company (as that term is used in SEC Accounting Series Release Nos. 130 and 135 and Rule 145 of the rules and regulations of the SEC under the Securities
Act) shall not be exchanged until Acquiror shall have received a signed agreement from such "affiliate" as provided in Section 7.11 hereof.

                  (d) No Further Rights in Stock. All shares of Acquiror Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of Sections 2.1 and 2.2 hereof (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfer on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock represented by such Certificates which were outstanding immediately prior to the Effective Time. If, after the Effective Time, any such Certificates are presented to Acquiror, the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

                  (e) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Acquiror, on a daily basis. Any interest and other income resulting from such investments shall be paid to Acquiror.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for one hundred eighty (180) days after the Effective Time shall be delivered to Acquiror, upon demand, and any holder of Company Common Stock that have not theretofore complied with this Article II shall thereafter look only to the Acquiror for the Merger Consideration to which such holder is entitled pursuant hereto.

                  (g) No Liability. Neither Acquiror nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any Acquiror Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) Withholding of Tax. Acquiror or the Exchange Agent shall be entitled to deduct and withhold from the applicable amount of the Merger Consideration otherwise issuable to, and any cash payment in lieu of fractional shares otherwise payable pursuant to this Agreement to, any former holder of Company Common Stock such amounts as Acquiror (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Acquiror (or any Affiliate thereof) or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Company Common Stock in respect of whom such deduction and withholding was made by Acquiror (or any Affiliate thereof) or the Exchange Agent.

                  (i) Lost, Stolen or Destroyed Certificates. In the event any Certificate evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit setting forth that fact by the Person claiming such lost, stolen or destroyed Certificate and, if required by Acquiror the posting by such Person of a bond in such reasonable amount as Acquiror may direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to such Certificate, Acquiror shall cause the Exchange Agent to pay to such Person the applicable amount of the Merger Consideration with respect to such lost, stolen or destroyed Certificate.

                  (j) Distributions With Respect to Unexchanged Company Common Stock. No dividends or other distributions declared or made with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock such holder is entitled to receive pursuant to Section 2.1 until such holder shall surrender such Certificate. Subject to applicable law and the provisions of this Article II, following the surrender of any such Certificate there shall be paid to the record holder of the shares of Acquiror Common Stock issued in exchange for such Certificate, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Acquiror Common Stock.

         SECTION 2.3. Assumption of Obligations to Issue Stock.

                  (a) Company Options. As of the Effective Time, (i) each outstanding option to purchase or acquire shares of Company Common Stock (an "Option") granted under the Company's 1989 Stock Option and Stock Appreciation Rights Plan (the "Company Stock Option Plan") shall be converted into an option to acquire Acquiror Common Stock as provided for in this Section 2.3(a), and
(ii) each such option shall become vested as provided for in the Company Stock Option Plan and this Agreement. Following the Effective Time, each Option shall continue to have, and shall be subject to, the terms and conditions of each agreement pursuant to which such Option was subject as of the Effective Time (including the terms and conditions of the Company Stock Option Plan), except that (i) each Option shall be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of (A) the aggregate number of shares of Company Common Stock for which such Option was exercisable at the Effective Time multiplied by (B) the Exchange Ratio, provided, however, that no fractional shares of Acquiror Common Stock shall be issued upon the exercise of any Option converted pursuant to this Section 2.3(a), and the holder of an Option exercisable for a fractional share of Acquiror Common Stock shall be entitled to receive, upon exercise thereof, cash (without interest) in an amount equivalent to the fair market value at the time of exercise of the fractional share of Acquiror Common Stock to which such holder would otherwise be entitled; and (ii) the exercise price per share of Acquiror Common Stock issuable pursuant to each Option shall be equal to the exercise price per share of Company Common Stock under such Option at the Effective Time divided by the Exchange Ratio, rounded to the nearest whole cent. Except for changes to the Options, including the acceleration thereof, provided for in the Company Stock Option Plan by reason of the consummation of the transactions contemplated hereby, the assumption and substitution of Options as provided herein shall not give the holders of such Options additional benefits or additional (or accelerated) vesting rights which they did not have as of the Effective Time, or relieve the holders of such Options of any obligations or restrictions applicable to their Options or the shares obtainable upon exercise of the Options. The adjustment provided for herein with respect to any Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner that is consistent with continued treatment of such Options as "incentive stock options" under Section 424(a) of the Code. The Company Stock Option Plan shall be assumed by Acquiror with respect to all outstanding Options granted under the Company Stock Option Plan, and no further options to purchase or acquire shares of Company Common stock or other awards or rights shall be granted under the Company Stock Option Plan after the Effective Time. The duration and other terms of the new options provided for in this Section 2.3(a) shall be the same as the original Options except that all references to the Company shall be references to Acquiror. Acquiror shall take all corporate action reasonably necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon the exercise of the Options.

                  (b) Form S-8. Acquiror shall (i) within ten (10) business days after the Effective Time, file one or more registration statements on Form S-8 (or amend existing registration statements on Form S-8) to become effective as soon as practicable after the Effective Time with respect to the shares of Acquiror Common Stock subject to Options granted under the Company Stock Option Plan (as converted pursuant to Section 2.3(a)); (ii) use commercially reasonable efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Options remain outstanding; and (iii) within ten (10) business days after the Effective Time, prepare and submit to Nasdaq applications covering the shares of Acquiror Common Stock subject to such Options and use commercially reasonable efforts to cause such securities to be approved for listing as soon as practicable after the Effective Time, subject to official notice of issuance.

         SECTION 2.4. Transfer Books.

                  At the Effective Time, the transfer books of the Company with respect to all shares of capital stock and other securities of the Company shall be closed and no further registration of transfers of such shares of capital stock shall thereafter be made on the records of the Company. On or after the Effective Time, if any Certificates for shares of Company Common Stock (excluding any shares described in Section 2.1(b)) are presented to the Exchange Agent, the Surviving Corporation or Acquiror for any reason, such Certificates shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

         SECTION 2.5. Certain Adjustments.

                  If between the date hereof and the Effective Time, the outstanding shares of Company Common Stock or of Acquiror Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Exchange Ratio (and any other references herein to a price per share of Acquiror Common Stock) shall be adjusted accordingly to provide the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Acquiror and Merger Sub, subject to the exceptions set forth in the Company's disclosure schedule (which exceptions shall specifically identify a section, subsection or clause of a single section or subsection hereof, as applicable, to which such exception relates, it being understood and agreed that each such exception shall be deemed to be disclosed both under such section, subsection or clause hereof and any other section, subsection or clause hereof to which such disclosure reasonably relates) that:

         SECTION 3.1. Organization and Qualification; Subsidiaries.

                  (a) Each of the Company and each Subsidiary (as defined below) of the Company (each a "Company Subsidiary" and collectively, the "Company
Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of the Company and each Company Subsidiary is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures which have not had and would not be reasonably likely to have a Material Adverse Effect on the Company. Each of the Company and each Company Subsidiary has the requisite corporate power and authority and any necessary governmental authority, franchise, license or permit to own, operate, lease and otherwise to hold and operate its assets and properties and to carry on its businesses as now being conducted, except for such failures which have not had and would not be reasonably likely to have a Material Adverse Effect on the Company. The Company has no Subsidiaries (as defined below) other than those listed in Schedule 3.1, each of which is wholly-owned by the Company, or any direct or indirect beneficial ownership of any securities, equity or other ownership interest in any Person other than those listed on Schedule 3.1.

                  (b) For purposes of this Agreement, a "Subsidiary" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary of such Person) (i) owns, directly or indirectly, fifty percent (50%) or more of the capital stock, partnership interests or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity; or (ii) possesses, directly or indirectly, control over the direction of management or policies of such corporation, partnership, joint venture or other legal entity (whether through ownership of voting securities, by agreement or otherwise).

         SECTION 3.2. Certificate of Incorporation and Bylaws.

                  The Company has heretofore delivered to Acquiror a complete and correct copy of the certificate or articles of incorporation and the bylaws of the Company and each Company Subsidiary, each as amended to the date of this Agreement. Each such certificate or articles of incorporation and bylaws is in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation or bylaws.

         SECTION 3.3. Capitalization.

                  (a) The authorized capital stock of the Company consists of forty million (40,000,000) shares of Company Common Stock and twenty million (20,000,000) shares of preferred stock, par value $.001 per share, of the Company ("Company Preferred Stock"). As of the date hereof: (i) eleven million seven hundred fifty-seven thousand two hundred seventy (11,757,270) shares of Company Common Stock are issued and outstanding; (ii) one million twenty-four thousand three hundred fifty-six (1,024,356) shares of Company Common Stock have been reserved for issuance upon the exercise of the options under the Company Stock Option Plan; (iii) one million seventy-four thousand three hundred (1,074,300) shares of Company Common Stock are held by the Company in the Company's treasury and (iv) no shares of Company Preferred Stock are issued or outstanding. Schedule 3.3 sets forth a complete and correct list, as of the date hereof, of the number of shares of Company Common Stock subject to the Options, including, without limitation, those subject to employee stock options or other rights to purchase or receive Company Common Stock granted under the Company Stock Option Plan in each case including the dates of grant and exercise prices thereof.

                  (b) All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for the shares of Company Common Stock issuable pursuant to the Option Agreement and shares of Company Common Stock issuable upon exercise of the rights (the "Rights") distributed pursuant to the Rights Agreement dated as of April 14, 1998, between the Company and American Stock Transfer & Trust Company (the "Rights Agreement") to holders of Company Common Stock pursuant to the Rights Agreement, (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities or ownership interests of the Company or any Company Subsidiary, (C) any warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, and any obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other ownership interests in, the Company or any Company Subsidiary, (ii) there are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities, including, without limitation, any offer, issuance or sale in such a manner that would constitute a public offering of securities under the Securities Act, and (iii) except as contemplated in this Agreement, the Company is not presently under any obligation, has not agreed or committed, and has not granted rights, to register under the Securities Act or the Exchange Act, or otherwise file any registration statement under any such statute covering, any of its currently outstanding capital stock or other securities or any of its capital stock or other securities that may be subsequently issued.

                  (c) Except for the Option Agreement, the option agreements under the Company Stock Option Plan and the Rights Agreement, neither the Company nor any Company Subsidiary is a party to any agreement restricting the purchase or transfer of, relating to the voting of or granting any preemptive or antidilutive rights with respect to, any securities of the Company or any of the Company Subsidiaries that are outstanding or that may be subsequently issued upon the conversion or exercise of any instrument or otherwise.

                  (d) The Company represents and warrants to Acquiror and Merger Sub that on the Closing Date, the aggregate number of outstanding shares of Company Common Stock on a fully diluted basis (assuming full exercise of the Options) shall not exceed twelve million seven hundred eighty-one thousand six hundred twenty-six (12,781,626) shares.

         SECTION 3.4. Authority.

                  The Company has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approval of the Agreement by the Company's stockholders required by Delaware Law ("Company Stockholder Approval"), to perform its obligations hereunder and to consummate the transactions contemplated hereby. Except for Company Stockholder Approval, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         SECTION 3.5. No Conflict; Required Filings and Consents.

                  (a)  The  execution  and  delivery  of this  Agreement  by the
Company do not, and the performance by the Company of its obligations under this Agreement will not, (i) conflict with or violate the certificate or articles of incorporation or bylaws of the Company or any Company Subsidiary, (ii) subject to obtaining the approvals and compliance with the requirements set forth in
Section 3.5(b), conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company or any Company Subsidiary or by which any of their respective properties or assets is bound or affected, or (iii) except as set forth in Schedule 3.5, result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company, any Company Subsidiary or any of their respective properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that (A) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and (B) have not had and would not be reasonably likely to have a Material Adverse Effect on the Company.

                  (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity"), by or with respect to the Company or any Company Subsidiary, except (i) for (A) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), state takeover laws, the New York Stock Exchange ("NYSE") and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the U.S. Food and Drug Administration (the "FDA"),
(B) applicable requirements, if any, of the consents, approvals, authorizations or permits described in Schedule 3.5, and (C) filing and recordation of appropriate merger documents as required by Delaware Law, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (A) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, or (B) have not had and would not be reasonably likely to have a Material Adverse Effect on the Company.

                  (c) Except as set forth on Schedule 3.5, the execution and delivery of this Agreement by the Company do not, the performance of this Agreement by the Company will not, and the consummation of the transactions contemplated by this Agreement or the Option Agreement will not, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation, due any such employee or officer, or (iii) except pursuant to the Company Stock Option Plan accelerate the vesting of any stock option or of any shares of restricted stock or other securities of the Company.

         SECTION 3.6. SEC Filings; Financial Statements.

                  (a) The Company has filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC") since January 1, 1995, and has heretofore furnished to Acquiror, in the form filed with the SEC since such date, together with any amendments thereto, all of its (i) Annual Reports on Form 10-K, (ii) Quarterly Reports on Form 10-Q, (iii) proxy statements relating to meetings of stockholders (whether annual or special), (iv) reports on Form 8-K, and (v) other reports or registration statements filed by the Company (collectively, the "Company SEC Reports"). As of their respective filing dates, the Company SEC Reports (x) complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and (y) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The financial statements, including all related notes and schedules, contained in the Company SEC Reports (or incorporated by reference therein) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the Company and the Company Subsidiaries for the periods indicated, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject in the case of interim financial statements to normal year-end adjustments.

         SECTION 3.7. No Undisclosed Liabilities.

                  Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) liabilities or obligations reflected in the Company SEC Reports through the date of the filing of the Company's Quarterly Report on Form 10-Q in respect of the fiscal quarter ending September 30, 1999, (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since September 30, 1999 which have not had, and will not have, a Material Adverse Effect on the Company and (c) liabilities or obligations which have not had and are not reasonably likely to have a Material Adverse Effect on the Company.

         SECTION 3.8. Absence of Certain Changes or Events.

                  Since September 30, 1999, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice, and except as set forth on Schedule 3.8, there has not been (i) any Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (w) any granting by the Company or any Company Subsidiary to any current or former director, officer or employee of the Company or any of the Company Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation and annual stock option awards granted on November 12, 1999 (as set forth on Schedule 3.8) in the ordinary course of business consistent with past practice, (x) any granting by the Company or any of the Company Subsidiaries to any such current or former director, officer or employee of any increase in severance or termination pay, (y) any entry by the Company or any of the Company Subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, officer or employee or (z) any amendment to, or modification of, any Option, (v) any damage, destruction or loss, whether or not covered by insurance, that would be reasonably likely to have a Material Adverse Effect on the Company, (vi) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or businesses, except insofar as may have been required by a change in GAAP, or (vii) any Tax election that would be reasonably likely to have a Material Adverse Effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability.

         SECTION 3.9. Absence of Litigation.

                  Except as set forth on Schedule 3.9 and except as set forth in the Company's annual report on Form 10-K filed with the SEC on March 16, 1999, there are (a) no claims, actions, suits, investigations, or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, that would be reasonably likely to have a Material Adverse Effect on the Company or that challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated hereby or by the Option Agreement, and (b) no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary.

         SECTION 3.10. Licenses and Permits; Compliance with Laws.

                  Set forth on Schedule 3.10 is a true and complete list of all permits, licenses, franchises, authorizations and approvals (none of which has been modified or rescinded and all of which are in full force and effect) from all Governmental Entities held by the Company and the Company Subsidiaries (the "Company Permits"). The Company Permits constitute all permits, licenses and approvals of all Governmental Entities which are necessary for the operation of the businesses of the Company and the Company Subsidiaries as presently conducted and for the Company and the Company Subsidiaries to own, lease and operate their respective properties, except where the failure to have any such permits, licenses or approvals would not have a Material Adverse Effect on the Company. The Company and the Company Subsidiaries are in compliance with the terms of the Company Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply would not have a Material Adverse Effect on the Company.

         SECTION 3.11. Unlawful Payments.

                  None of the Company, any Company Subsidiary, or any officer, director, employee, agent or representative of the Company or any Company Subsidiary has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Company or any Company Subsidiary, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

         SECTION 3.12. Taxes.

                  The Company and the Company Subsidiaries have prepared and filed on a timely basis with all appropriate Governmental Entities all material returns, reports, information statements and other documentation in respect of Taxes that they are required to file, including extensions, and all such returns, reports, information statements and other documentation are correct and complete in all material respects. The Company and the Company Subsidiaries have paid in full all Taxes due (other than Taxes, the failure of which to pay would not have a Material Adverse Effect on the Company) and, in the case of material Taxes accruing but not due, the Company has made adequate provisions in its books and records and financial statements for such payments. The Company and the Company Subsidiaries have withheld from payments made to its present or former employees, contractors, officers and directors, creditor or other third party, all amounts required by law to be withheld except where the liability for which would not have a Material Adverse Effect on the Company, and has, where required, remitted such amounts within the applicable periods to the appropriate Governmental Entities. In addition, (a) there are no assessments of, or claims against, the Company or the Company Subsidiaries with respect to Taxes, the liability for which would have a Material Adverse Effect on the Company, that are outstanding; (b) no Governmental Entity is conducting an examination or audit of the Company or any Company Subsidiary in respect of Taxes and neither the Company nor any Company Subsidiary has received notice of any such examination or audit from any Governmental Entity; and (c) neither the Company nor any Company Subsidiary has executed or filed any agreement extending the period of assessment or collection of any Taxes which remain in effect.

         SECTION 3.13. Intellectual Property.

                  (a) Schedule 3.13 sets forth a list and brief description of all Intellectual Property owned, utilized or licensed by the Company and the Company Subsidiaries (all of the foregoing items collectively referred to as the "Company Intellectual Property"). Schedule 3.13 identifies the Company Intellectual Property based on the following categories: (i) inventions, patents and patent applications, (ii) trademarks and trade names, (iii) copyrights, (iv) licenses and (v) other Intellectual Property. The Company has furnished Acquiror with copies of all license agreements to which the Company or any Company Subsidiary is a party, either as licensor or licensee, with respect to the Company Intellectual Property. The Company and the Company Subsidiaries have good title to or, to the knowledge of the Company after due investigation in accordance with prudent business practices for a company engaged in a business similar to that of the Company ("Due Investigation"), the right to use, all the Company Intellectual Property and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the conduct of the businesses of the Company and the Company Subsidiaries, as presently conducted or currently proposed to be conducted, without the payment of any royalty or similar payment except to the extent disclosed on Schedule 3.13. To the knowledge of the Company after Due Investigation, none of the Company or any of the Company Subsidiaries is infringing on any Intellectual Property right of others, or has knowledge of any infringement by others of such rights of the Company or any of the Company Subsidiaries.

                  (b) All licenses set forth on Schedule 3.13 are valid and binding obligations of the Company or one or more of the Company Subsidiaries, as the case may be, and to the knowledge of the Company, of the other parties thereto, and enforceable against the Company or one or more of the Company Subsidiaries, as the case may be, and to the knowledge of the Company, the other parties thereto in accordance with their respective terms. Except as set forth on Schedule 3.13, the Company and the Company Subsidiaries own and possess all right, title and interest in and to, or have the right to use pursuant to a valid license, all the Company Intellectual Property necessary for the operation of the business of the Company and the Company Subsidiaries as presently conducted or currently proposed to be conducted.

                  (c) All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of any Company Intellectual Property have executed nondisclosure agreements and either (i) have been or are party to a written agreement with the Company or one or more of the Company Subsidiaries that has accorded the Company and such Company Subsidiaries full, effective, exclusive and original ownership of all Company Intellectual Property used or required by the Company and the Company Subsidiaries in the Company's and the Company Subsidiaries' business, or
(ii) have executed appropriate instruments of assignment in favor of the Company or one or more of the Company Subsidiaries as assignees that have conveyed to the Company and such Company Subsidiaries full, effective, and exclusive ownership of all Company Intellectual Property.

                  (d) The Company also has delivered to Acquiror correct and complete samples or copies of all trademarks, service marks, trade names, copyrights, patents, registrations and, as relate to the foregoing, applications, licenses, agreements and permissions (as amended to date) held by the Company and the Company Subsidiaries, and have made available to Acquiror correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Company Intellectual Property necessary for the conduct of the business of the Company and the Company Subsidiaries as heretofore and as currently conducted, each as set forth on Schedule 3.13: (i) with respect to each item of Company Intellectual Property not owned by the Company, to the knowledge of the Company after Due Investigation, the identified owner of such item possesses all right, title, and interest in and to the item; (ii) the item is not subject to any outstanding judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator; (iii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the knowledge of the Company after Due Investigation, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and (iv) except as set forth on Schedule 3.13, neither the Company nor any of the Company Subsidiaries has agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (e) Except as set forth on Schedule 3.13, all of the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by the Company or any Company Subsidiary in the administration and conduct of their respective businesses (i) will be able to process date data (including, but not limited to, calculating, comparing, and sequencing) in a consistent manner from, into and between the twentieth century (through 1999), the year 2000 and the twenty-first century, including leap year calculations, and (ii) will not malfunction, cease to function, generate incorrect data, or produce incorrect results when processing, providing, and/or receiving (A) date-related data into and between the twentieth and twenty-first centuries, and (B) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

         SECTION 3.14. Material Contracts.

                  (a) Schedule 3.14 sets forth a complete and correct list, as of the date of this Agreement, of all agreements of the following type to which the Company or a Company Subsidiary is a party or may be bound (collectively, the "Company Material Contracts"): (i) agreements filed as an exhibit to the Company SEC Reports which remain in full force and effect and each agreement that would have been required to be filed as an exhibit to the Company SEC Reports if such agreement had been entered into as of the date of filing of any such Company SEC Report; (ii) employment, severance, termination, consulting and retirement agreements; (iii) loan agreements, indentures, letters of credit, mortgages, notes and other debt instruments and guarantees of any of the foregoing; (iv) agreements that require aggregate annual payments of more than Fifty Thousand Dollars ($50,000)(unless such agreements are terminable without penalty upon ninety (90) days (or less) notice); (v) agreements containing any provisions with respect to a "change in control"; (vi) agreements with any employee, director, officer or beneficial owner (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of five percent (5%) or more of Company Common Stock; (vii) agreements or arrangements concerning a partnership or joint venture; (viii) agreements or arrangements requiring confidentiality of the Company except to the extent that such agreements or arrangements are not material and have been in effect for at least five (5) years; (ix) agreements and arrangements requiring noncompetition by the Company; (x) agreements relating to the manufacturing, packaging, marketing, sale or distribution by the Company or any Company Subsidiary of any products owned or licensed by the Company or any Company Subsidiary; (xi) all leases (or subleases) with respect to real property leased by the Company as lessee or sublessee ("Real Property Leases"); and (xii) agreements for a remaining term of five (5) years or more with any customer of the Company or any Company Subsidiary.

                  (b) Except as set forth in Schedule 3.14, all the Company Material Contracts are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms, and neither the Company nor any Company Subsidiary has (or has any knowledge that any party thereto has) violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Company Material Contract, except for defaults which would not reasonably be expected to have a Material Adverse Effect on the Company. True and complete copies of all Company Material Contracts have been delivered to Acquiror.

         SECTION 3.15. Employee Benefit Plans.

                  (a) Schedule 3.15 sets forth a list of all of the pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation or bonus plans or agreements or other incentive plans or agreements, all other employee programs, arrangements or agreements and all other employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, "Benefit Plans"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by the Company or any entity required to be aggregated with the Company which is a member of the "controlled group of corporations" which includes the Company within the meaning of Section 414(b) or (c) of the Code (each, a "Company Commonly Controlled Entity") for the benefit of present and former employees or directors of the Company and of each Company Subsidiary or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity (collectively, the "Company Benefit Plans"). Any Company Benefit Plan which is an "employee pension benefit plan", as that term is defined in
Section 3(2) of ERISA, is referred to herein as a "Company ERISA Plan".

                  (b) Each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and no circumstances exist that could reasonably be expected by the Company to result in the revocation of any such determination. Each of the Company Benefit Plans is in compliance with the applicable terms of ERISA and the Code and any other applicable laws, rules and regulations, the breach or violation of which could result in a Material Adverse Effect to the Company or any Company Commonly Controlled Entity.

                  (c) No Company ERISA Plan which is a defined benefit pension plan has any "unfunded current liability", as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan equals or exceeds the plan's "benefit liabilities", as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

                  (d) No Company Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan"). Neither the Company nor any Company Commonly Controlled Entity has completely or partially withdrawn from any Multiemployer Plan. No termination liability to the Pension Benefit Guaranty Corporation or withdrawal liability to any Multiemployer Plan that is material in the aggregate has been or is reasonably expected to be incurred with respect to any Multiemployer Plan by the Company or any Company Commonly Controlled Entity.

                  (e) The Company has furnished to Acquiror complete copies, as of the date hereof, of all of the Company Benefit Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract or other funding instrument, and copies of all "employee benefit plans" as that term is defined in Section 3(3) of ERISA, including a summary of such plans that have not been reduced to writing. The Company has furnished to Acquiror complete copies of all existing current plan summaries, employee booklets, personnel manuals and other material documents or written materials concerning the Company Benefit Plans.

                  (f) Except as set forth in Schedule 3.15(f), no amount that could be received by (whether in cash or property or the vesting of property), or benefit provided to, any officer, director or employee of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Except as set forth in Schedule 3.15(f), no such Person is entitled to receive any additional payment from the Company, the Surviving Corporation or any other Person (a "Parachute Gross Up Payment") in the event that the excise tax of Section 4999(a) of the Code is imposed on such Person. Except as set forth in Schedule 3.15(f), the Board of Directors of the Company has not granted to any officer, director or employee of the Company or any Company Subsidiary any right to receive any Parachute Gross Up Payment. Schedule 3.15(f) sets forth the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each disqualified individual (defined as set forth above) whose Options will vest pursuant to their terms in connection with this Agreement or the Merger.

                  (g) All required reports and descriptions, if any (including Form 5500 Annual Reports, Summary Annual Reports, PBGC 1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Company Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code ("COBRA"), and the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") have been met with respect to each Company Benefit Plan.

                  (h) No Company Benefit Plan is an ESOP or otherwise invests in "employer securities" (as such term is defined in Section 409(l) of the Code).

                  (i) The Company has made all contributions and other payments required by and due under the terms of each Company Benefit Plan and has taken no action (including, without limitation, actions required by law) relating to any Company Benefit Plan that will increase Acquiror's, the Company's or any Company Commonly Controlled Entity's obligation under any Company Benefit Plan.

                  (j) No Company Benefit Plan is a "qualified foreign plan" (as such term is defined in Section 404A of the Code), and no Company Benefit Plan is subject to the laws of any jurisdiction other than the United States of America or one of its political subdivisions.

                  (k) No Company Benefit Plan promises or provides post-retirement medical life insurance or other benefits due now or in the future to current, former or retired employees of the Company or any Company Common Controlled Entity other than benefits required pursuant to COBRA.

                  (l) No "pension plans", as such term is defined in Section 3(2) of ERISA, maintained by the Company or a Company Commonly Controlled Entity, have been frozen or terminated in the last three (3) calendar years.

         SECTION 3.16. Properties; Assets.

                  Neither the Company nor any of the Company Subsidiaries owns (of record or beneficially) any real property or has any interest in any real property other than the leasehold interests granted pursuant to the Real Property Leases. The Company or one of the Company Subsidiaries is the lessee of all leasehold estates granted pursuant to the Real Estate Leases and is in possession of the properties purported to be leased thereunder, and each such Real Property Lease is valid without default thereunder by the lessee. The assets and properties of the Company and the Company Subsidiaries, taken as a whole, are in good operating condition and repair (ordinary wear and tear excepted), and constitute all of the assets and properties which are required for the businesses and operations of the Company and the Company Subsidiaries as presently conducted.

         SECTION 3.17. Labor Relations.

                  Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of the Company or any Company Subsidiary. The Company and each Company Subsidiary is in compliance in all material respects with all laws relating to the employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, affirmative action plans, immigration and the withholding of income taxes, unemployment compensation, worker's compensation, employee privacy and right to know and social security contributions.

         SECTION 3.18.     Environmental Matters.

                  (a) Except for matters which would not have a Material Adverse Effect on the Company, (i) the Company, each Company Subsidiary and, to the knowledge of the Company, each Product Licensee is in compliance with all applicable Environmental Laws (as defined below); (ii) none of the Company, any Company Subsidiary or, to the knowledge of the Company, any Product Licensee has received any written communication that alleges that the Company, any Company Subsidiary or any Product Licensee is not in compliance with applicable Environmental Laws; (iii) all permits and other governmental authorizations currently held by the Company, each Company Subsidiary and, to the knowledge of the Company, each Product Licensee pursuant to the Environmental Laws ("Company Environmental Permits") are in full force and effect, the Company, each Company Subsidiary and, to the knowledge of the Company, each Product Licensee is in compliance with all of the terms of such Company Environmental Permits, and no other permits or other governmental authorizations are required by the Company, any Company Subsidiary or, to the knowledge of the Company, any Product Licensee, for the conduct of their respective businesses; and (iv) the management, handling, storage, transportation, treatment, and disposal by the Company, each Company Subsidiary and, to the knowledge of the Company, each Product Licensee of any Hazardous Materials (as defined below) is and has been in compliance with all applicable Environmental Laws.

                  (b) There is no Company Environmental Claim (as defined below) pending or, to the knowledge of the Company, threatened against or involving the Company, any of the Company Subsidiaries or against any Person whose liability for any Environmental Claim the Company or any of the Company Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                  (c) Except for matters which would not have a Material Adverse Effect on the Company, to the knowledge of the Company, there are no past or present actions or activities by the Company, any Company Subsidiary or any other Person involving the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Hazardous Materials, that could reasonably form the basis of any Company Environmental Claim against the Company or any Company Subsidiary or against any Person whose liability for any Company Environmental Claim the Company or any Company Subsidiary may have retained or assumed either contractually or by operation of law.

                  (d) As used herein, these terms shall have the following meanings:

                   (i) "Company Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person or Governmental Entity alleging potential liability arising out of, based on or resulting from the presence, or release or threatened release into the environment of, or any exposure to, any Hazardous Materials at any property or location owned or leased by the Company, any Company Subsidiary or any Product Licensee or other circumstances forming the basis of any violation or alleged violation of any Environmental Law.

                   (ii) "Environmental Laws" means all applicable foreign, federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

                   (iii) "Hazardous Materials" means wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants under any Environmental Laws, including, without limitation, substances defined as "hazardous substances", "toxic substances", "radioactive materials, including sources of ionizing and nonionizing radiation", "petroleum products or wastes" or other similar designations in, or otherwise subject to regulation under, any Environmental Law.

         SECTION 3.19. Insurance.

                  Schedule 3.19 contains a list of all insurance policies of director and officer liability, title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance in force with respect to the Company and the Company Subsidiaries. All such insurance policies: (a) insure against such risks, and are in such amounts, as are appropriate and reasonable, in the judgment of the Company's Board of Directors, considering the Company and the Company Subsidiaries' properties, businesses and operations; (b) are in full force and effect; and (c) are valid, outstanding, and enforceable. Neither the Company nor any of the Company
Subsidiaries has received or given notice of cancellation with respect to any such insurance policies.

         SECTION 3.20. Board Approval; Vote Required.

                  The Board of Directors of the Company has determined that the transactions contemplated by this Agreement and the Option Agreement are advisable and in the best interests of the Company and its stockholders and has resolved to recommend to such stockholders that they vote in favor of this Agreement. The affirmative vote at the Company Stockholders Meeting of the holders of a majority of all outstanding shares of Company Common Stock to adopt this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

         SECTION 3.21. Opinion of Financial Advisor.

                  The Board of Directors of the Company has received the written opinion of Hambrecht & Quist LLC, the Company's financial advisor, that the Merger Consideration to be received by the Company's stockholders pursuant to this Agreement is fair from a financial point of view to the holders of shares of Company Common Stock. A copy of such opinion has been delivered to Acquiror, and such opinion has not been withdrawn or modified in any material respect.

         SECTION 3.22. Brokers.

                  Except for Hambrecht & Quist LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has provided to Acquiror a complete and correct copy of all agreements between the Company and Hambrecht & Quist LLC pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement and the Option Agreement.

         SECTION 3.23. Takeover Provisions Inapplicable.

                  Prior to the date of this Agreement, the Board of Directors of the Company has taken all requisite action to cause this Agreement and the transactions contemplated by this Agreement (including those contemplated by the Option Agreement) to be exempt from Section 203 of the Delaware Law. No other state takeover statute or similar statute or regulation applies to or purports to apply to this Agreement, the Option Agreement, the Merger or the other transactions contemplated by this Agreement or the Option Agreement.

         SECTION 3.24. Pooling; Tax Matters.

                  Neither the Company nor any of its Affiliates has taken or agreed to take any action or failed to take any action that would prevent the Merger from (a) being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the regulations and interpretations of the SEC, or (b) constituting a reorganization within the meaning of Section 368(a) of the Code.

         SECTION 3.25. Registration Statement; Proxy Statement/Prospectus.

                  The information supplied by the Company or required to be supplied by the Company (except to the extent revised or superseded by amendments or supplements) for inclusion in the registration statement on Form S-4, or any amendment or supplement thereto, pursuant to which the shares of Acquiror Common Stock to be issued in the Merger will be registered under the Securities Act (including any amendments or supplements, the "Registration Statement") shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company or required to be supplied by the Company (except to the extent revised or superseded by amendments or supplements) for inclusion in the proxy statement relating to the Company Stockholders Meeting, such proxy statement, together with the prospectus relating to the shares of Acquiror Common Stock to be issued in the Merger, in each case as amended or supplemented from time to time, the "Proxy Statement/Prospectus") shall not, on the date the Proxy Statement/Prospectus is first mailed to the Company's stockholders, at the time of the Company Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies by or on behalf of the Company for the Company Stockholders Meeting which has become false or misleading. The Proxy Statement/Prospectus will comply in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Acquiror which is contained in or omitted from any of the foregoing documents.

         SECTION 3.26. Rights Agreement.

                  The Company has taken all actions necessary to cause the Rights Agreement to be amended to (a) render the Rights Agreement inapplicable to this Agreement, the Option Agreement, the Merger and the other transactions contemplated by this Agreement and the Option Agreement, and (b) ensure that (i) none of Acquiror, Merger Sub or any other Acquiror Subsidiary is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement solely by virtue of the execution of this Agreement and the Option Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement and the Option Agreement and (ii) a Distribution Date, a Triggering Event or a Share Acquisition Date (as such terms are defined in the Rights Agreement) does not occur by reason of the execution of this Agreement and the Option Agreement, the consummation of the Merger or the consummation of the other transactions contemplated by this Agreement and the Option Agreement.

         SECTION 3.27. Regulatory Compliance.

                  (a) As to each product subject to the  jurisdiction of the FDA under the Federal Food, Drug and Cosmetic Act and the regulations thereunder ("FDCA") and the Public Health Services Act ("PHSA") and the regulations thereunder, and each product subject to the jurisdiction of the Drug Enforcement Administration ("DEA") under the Controlled Substances Act ("CSA") and the regulations thereunder (each such product, a "Pharmaceutical Product") that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any Company Subsidiary, or any Pharmaceutical Product licensed by the Company to any licensee of the Company or any Company Subsidiary (a "Product Licensee"), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company, any Company Subsidiary, and, to the knowledge of the Company after Due Investigation, each Product Licensee in compliance with all applicable requirements under FDCA, PHSA, CSA, and similar laws, rules and regulations relating to investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, labeling, advertising, record keeping, filing of reports including but not limited to adverse event reports as required by 21 C.F.R. sec. 314.80, and security, except where the failure to be in compliance would not have a Material Adverse Effect on the Company. None of the Company, any Company Subsidiary or, to the knowledge of the Company after Due Investigation, any Product Licensee has received any notice or other communication from the FDA, DEA, or any other Governmental Entity (i) contesting the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, sale of, controlled substance scheduling of, or the labeling and promotion of any Pharmaceutical Product described in this Section 3.27 or
(ii) otherwise alleging any violation of any laws, rules or regulations by the Company, any Company Subsidiary or any Product Licensee which would have a Material Adverse Effect on the Company.

                  (b) No Pharmaceutical Products of the Company or any Company Subsidiary or Pharmaceutical Products which are licensed by the Company to any Product Licensee have been recalled, withdrawn, replaced, suspended or discontinued nor have any DEA registrations been terminated by the Company, any Company Subsidiary or any Product Licensee in the United States or outside the United States (whether voluntarily or otherwise) since January 1, 1995. There are no completed or pending efforts to impose a clinical hold on any clinical investigation, proceedings seeking the recall, withdrawal, replacement, suspension or seizure of any such Pharmaceutical Product, or proceedings seeking the suspension or revocation of any DEA registration including an order to show cause against the Company, any Company Subsidiary or, to the knowledge of the Company after Due Investigation, any Product Licensee, nor have any such efforts or proceedings been pending at any time since January 1, 1995 which would have a Material Adverse Effect on the Company.

                  (c) As to each biological drug or other drug of the Company or the Company Subsidiaries for which a biological license application establishment license application, product license application, new drug application, investigational new drug application, abbreviated new drug application, registration issued by the DEA, or similar state or foreign regulatory application has been approved, the Company, the Company Subsidiaries and, to the knowledge of the Company after Due Investigation, the Product Licensees are in compliance with 21 U.S.C. sec. 355, 42 U.S.C. sec. 351, and 21 U.S.C. sec. 822, and 21 C.F.R. Parts 312, 314, 601, and 1301 et seq.,
respectively, and similar laws and all terms and conditions of such applications, except where the failure to be in compliance would not have a Material Adverse Effect on the Company. As to each such biological drug or other drug, the Company and any relevant Company Subsidiary and, to the knowledge of the Company after Due Investigation, Product Licensee, and the officers, employees or agents of the Company, such Company Subsidiary and, to the knowledge of the Company after Due Investigation, the officers, employees or agents of any Product Licensee have included in the application for such biological drug or other drug, where required, the certification described in 21 U.S.C. sec. 335a(k)(1) or any similar law and the list described in 21 U.S.C. sec. 335a(k)(2) or any similar law, and such certification and such list was in each case true and accurate when made and remained true and accurate thereafter, except in the case where the failure of such application to be true and accurate would not have a Material Adverse Effect on the Company. In addition, the Company, the Company Subsidiaries and, to the knowledge of the Company after Due Investigation, Product Licensees are in material compliance with all applicable registration and listing requirements set forth in 21 U.S.C. sec. 360 and 21 C.F.R. Part 207 and all similar laws.

                  (d) Each article of any biological drug or other drug manufactured and/or distributed by the Company, any of the Company Subsidiaries and, to the knowledge of the Company after Due Investigation, any Product Licensee is not adulterated within the meaning of 21 U.S.C. sec. 351 (or similar laws) or misbranded within the meaning of 21 U.S.C. sec. 352 (or similar laws), and is not a product that is in violation of 21 U.S.C. sec. 355, 42 U.S.C. sec. 351 (or similar laws), except where such failure in compliance with the foregoing would not have a Material Adverse Effect on the Company.

                  (e) Except with respect to Lyphomed and Lyphomed's officers, employees and agents, none of the Company, any Company Subsidiary or, to the knowledge of the Company after Due Investigation, any Product Licensee, or any officer, employee or agent of either the Company, any Company Subsidiary or, to the knowledge of the Company after Due Investigation, any Product Licensee has made any untrue statement of a material fact or fraudulent statement to the FDA or other Governmental Entity, failed to disclose a fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company, any Company Subsidiary or, to the knowledge of the Company after Due Investigation, any Product Licensee, or any officer, employee or agent of the Company, any Company Subsidiary or, to the knowledge of the Company after Due Investigation, any Product Licensee, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. sec. 335a(a) or any similar law or authorized by 21 U.S.C. sec. 335a(b) or any similar law.

                  (f) None of the Company, any Company Subsidiary or, to the knowledge of the Company after Due Investigation, any Product Licensee has received any written notice that the FDA or any other Governmental Entity has commenced, or threatened to initiate, any action to withdraw its approval of, request the recall of, or change the controlled substances schedules of any product of the Company, any Company Subsidiary or Product Licensee, or commenced, or threatened to initiate, any action to impose a clinical hold on any clinical investigation by the Company, any Company Subsidiary or Product Licensee, or any action to enjoin production at, or suspend or revoke the DEA registration or any facility of, or enter into a Consent Decree of Permanent Injunction with the Company, any Company Subsidiary or Product Licensee which would have a Material Adverse Effect on the Company.

                  (g) The Company, each of the Company Subsidiaries and, to the knowledge of the Company after due investigation, the Product Licensees are not in violation of, in any material respect, and are in material compliance with, all applicable laws, rules and regulations regarding the conduct of pre-clinical and clinical investigations, including, but not limited to, good laboratory practices, good clinical practices, investigational new drug requirements and requirements regarding informed consent and Institutional Review Boards designed to ensure the protection of the rights and welfare of human subjects, including, but not limited to, the requirements provided in 21 C.F.R. Parts 50, 56, 58 and 312.

                  (h) To the extent that any biological drugs or other drug is intended for export from the United States, each of the Company, any Company Subsidiary and, to the knowledge of the Company after Due Investigation, each Product Licensee is in full compliance with all of the requirements in 21 U.S.C. sec. 381(e) or sec. 382, and the Controlled Substances Import and Export Act (21 U.S.C. sec. 951, et. seq.

                  (i) The Company and each of the Company Subsidiaries and, to the knowledge of the Company after Due Investigation, Product Licensees are not in violation of and are in material compliance with all applicable laws, rules and regulations regarding the manufacture, analysis, distribution and investigation of controlled substances including, but not limited to, the requirements provided by 21 U.S.C. sec. 801, et. seq., and 21 C.F.R. sec. 1300 et. seq.

                  (j) The Company has provided or made available to Acquiror all documents in its possession, the possession of the Company Subsidiaries or, to the knowledge of the Company after Due Investigation, the possession of Product Licensees concerning communication to or from FDA or DEA, or prepared by FDA or DEA which bear in any material respect on compliance with FDA or DEA regulatory requirements.

         SECTION 3.28. Current Cash Reserves; Indebtedness.

                  As of the date of this Agreement, the aggregate amount of (i) the Company's cash on hand, plus (ii) liquid investments of the Company with a maturity of three years or less ((i) and (ii) "Current Cash Reserves") is at least Sixty Four Million Dollars ($64,000,000). The Company owns all such Current Cash Reserves free and clear of all Encumbrances, except as set forth in
Schedule  3.28.  As  of  the  date  of  this  Agreement,   the  Company  has  no
Indebtedness.

         SECTION 3.29. Transaction Expenses.

                  As of the date of this Agreement, the aggregate good faith estimate of the Transaction Expenses to be incurred by the Company in connection with the Merger are as set forth on Schedule 3.29.

         SECTION 3.30. Disclosure.

                  No representation or warranty of the Company in this Agreement and no statement in the Company's disclosure schedules contains any statement which is false or misleading with respect to any material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not false or misleading.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

                  Acquiror and Merger Sub jointly and severally represent and warrant to the Company as follows:

         SECTION 4.1. Organization and Qualification.

                  Merger Sub is a corporation duly organized, validly existing and in good standing under Delaware Law. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date of this Agreement, except for obligations or liabilities incurred in connection with its incorporation and organization and otherwise in connection with the transactions contemplated by this Agreement, Merger Sub has not incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

         SECTION 4.2. Certificate of Incorporation and Bylaws.

                  Merger Sub has heretofore made available to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Merger Sub, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Merger Sub is not in violation of any of the provisions of its certificate of incorporation or bylaws.

         SECTION 4.3. Authority.

                  Merger Sub has the necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company and Acquiror, constitutes a legal, valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         SECTION 4.4. No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by Merger Sub do not, and the performance by Merger Sub of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Merger Sub, (ii) subject to compliance with the requirements set forth in Section 4.4(b) below, conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to Merger Sub or by which any of its properties or assets is bound or affected, or (iii) except as set forth in Schedule 5.5, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the properties or assets of Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub is a party or by which Merger Sub or any of its properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Merger Sub from performing its obligations under this Agreement in any material respect.

                  (b) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Exchange Act, Securities Act, state takeover laws, the National Association of Securities Dealers, Inc. (the "NASD"), the HSR Act and the FDA, (B) applicable requirements, if any, of the consents, approvals, authorizations or permits described in Schedule 5.5, and (C) filing and recordation of appropriate merger documents as required by Delaware Law, and
(ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

                  Acquiror represents and warrants to the Company subject to the exceptions set forth herein and in Acquiror's disclosure schedules (which exceptions shall specifically identify a Section, Subsection or clause of a single Section or Subsection hereof, as applicable, to which such exception relates, it being understood and agreed that each such exception shall be deemed to be disclosed both under such Section, Subsection or clause hereof and any other Section, Subsection or clause hereof to which such disclosure reasonably relates) that:

         SECTION 5.1. Organization and Qualification; Subsidiaries.

                  Each of Acquiror and each Subsidiary of Acquiror, (each an "Acquiror Subsidiary" and collectively, the "Acquiror Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Acquiror and each Acquiror Subsidiary is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures which would not have a Material Adverse Effect on Acquiror. Acquiror and each Acquiror Subsidiary has the requisite power and authority and any necessary governmental authority, franchise, license or permit to own, operate, lease and otherwise to hold and operate its assets and properties and to carry on its business as now being conducted, except for such failures which would not have a Material Adverse Effect on Acquiror. The Acquiror has no Subsidiaries other than those listed in Schedule 5.1, each of which is wholly-owned by the Acquiror, or any direct or indirect beneficial ownership of any securities, equity or other ownership interest in any Person other than those listed on
Schedule 5.1.

         SECTION 5.2. Certificate of Incorporation and Bylaws.

                  Acquiror has heretofore delivered to the Company a complete and correct copy of the articles of incorporation and the bylaws of Acquiror, each as amended to date. Such articles of incorporation and bylaws are in full force and effect. Acquiror is not in violation of any of the provisions of its articles of incorporation or bylaws.

         SECTION 5.3. Capitalization.

                  (a) The authorized capital stock of Acquiror consists of one hundred fifty million (150,000,000) shares of Acquiror Common Stock. As of November 12, 1999: (i) forty-eight million two hundred thirty-four thousand two hundred thirty-three (48,234,233) shares of Acquiror Common Stock were issued and outstanding; (ii) four million eight hundred thousand (4,800,000) shares of Acquiror Common Stock were reserved for issuance upon the exercise of outstanding employee stock options or other rights to purchase or receive Acquiror Common Stock granted under Acquiror's 1997 Incentive and Nonqualified Stock Option Plan (the "1997 Plan"); (iii) four hundred fifty thousand (450,000) shares of Acquiror Common Stock were reserved for issuance upon the exercise of outstanding stock options or other rights to receive Acquiror Common Stock granted under Acquiror's 1998 Non-employee Director Stock Option Plan (the "1998 Plan", and together with the 1997 Plan, the "Acquiror Stock Option Plans"), and
(iv) no shares of Acquiror Common Stock were held by Acquiror in Acquiror's treasury. Schedule 5.3 sets forth a complete and correct list, as of November 24, 1999, of the number of shares of Acquiror Common Stock subject to employee stock options or other rights to purchase or receive Acquiror Common Stock granted under the Acquiror Stock Option Plans, the dates of grant and exercise prices thereof.

                  (b) All outstanding shares of capital stock of Acquiror are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 5.3 and except for changes resulting from the issuance of shares of Acquiror Common Stock pursuant to the Acquiror Stock Option Plans or as expressly permitted by this Agreement, (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Acquiror, (B) any securities of Acquiror or any Acquiror Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of or ownership interests in Acquiror or any Acquiror Subsidiary, (C) any warrants, calls, options or other rights to acquire from Acquiror or any Acquiror Subsidiary, and any obligation of Acquiror or any Acquiror Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable or exercisable for capital stock or voting securities of or other ownership interests in, Acquiror or any Acquiror Subsidiary, (ii) there are no outstanding obligations of Acquiror or any Acquiror Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities, and (iii) except as contemplated in this Agreement, Acquiror is not presently under any obligation, has not agreed or committed, and has not granted rights, to register under the Securities Act or the Exchange Act, or otherwise file any registration statement under any such statute covering, any of its currently outstanding capital stock or other securities or any of its capital stock or other securities that may be subsequently issued.

                  (c) Except as described in Schedule 5.3, as of the date hereof, neither Acquiror nor any Acquiror Subsidiary is a party to any agreement granting any preemptive or antidilutive rights with respect to any securities of Acquiror or any Acquiror Subsidiary that are outstanding as of the date hereof, or with respect to any securities of Acquiror or any Acquiror Subsidiary that may be subsequently issued upon the conversion or exercise of any instrument outstanding as of the date hereof. Other than Acquiror Subsidiaries, Acquiror does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other Person.

         SECTION 5.4. Authority.

                  Acquiror has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approval of the stockholders of Acquiror of the issuance of Acquiror Common Stock pursuant to this Agreement if the aggregate number of shares of Acquiror Common Stock to be issued at Closing will exceed nineteen and nine-tenths percent (19.9%) of the number of shares of Acquiror Common Stock issued and outstanding as of the Closing Date (the "Requisite Acquiror Approval"), to perform its obligations hereunder and to consummate the transactions contemplated hereby. Except to the extent Requisite Acquiror Approval may be required, the execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the Company and Merger Sub, constitutes a legal, valid and binding obligation of Acquiror, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity. Acquiror, as the sole stockholder of Merger Sub, has approved the Merger and this Agreement.

         SECTION 5.5. No Conflict; Required Filings and Consents.

                  (a) The execution  and delivery of this  Agreement by Acquiror do not, and the performance by Acquiror of its obligations under this Agreement will not, (i) conflict with or violate the articles of incorporation or bylaws of Acquiror, (ii) subject to obtaining the approvals and compliance with the requirements set forth in Section 5.5 below, conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to
Acquiror or any Acquiror Subsidiary or by which any of their respective properties or assets are bound or affected, or (iii) except as set forth in
Schedule 5.5, result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Acquiror or any Acquiror Subsidiary pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or any Acquiror Subsidiary is a party or by which Acquiror or any of their respective properties or assets are bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not (A) prevent or delay consummation of the Merger in any material respect or otherwise prevent Acquiror from performing its obligations under this Agreement in any material respect, and (B) have a Material Adverse Effect on Acquiror.

                  (b) The execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity by or with respect to Acquiror, except
(i) for (A) applicable requirements, if any, of the Securities Act, Blue Sky Laws, Exchange Act, state takeover laws, the Nasdaq, the NASD, the HSR Act and the FDA, (B) applicable requirements, if any, of the consents, approvals, authorizations or permits described in Schedule 5.5, and (C) filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or delay consummation of the Merger in any material respect, or otherwise prevent Acquiror from performing its obligations under this Agreement in any material respect, and (B) have a Material Adverse Effect on Acquiror.

         SECTION 5.6. SEC Filings; Financial Statements.

                  (a) Acquiror has filed all forms, reports, statements and other documents required to be filed with the SEC since June 2, 1998, and has heretofore delivered to the Company, in the form filed with the SEC since such date, together with any amendments thereto, all of its and their (i) Annual Reports on Form 10-K, (ii) Quarterly Reports on Form 10-Q, (iii) proxy statements relating to meetings of stockholders (whether annual or special),
(iv) reports on Form 8-K and (v) other reports or registration statements filed by Acquiror and such Acquiror Subsidiaries (collectively, the "Acquiror SEC Reports"). As of their respective filing dates, the Acquiror SEC Reports (i) complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The audited consolidated financial statements and unaudited interim financial statements of Acquiror included in the Acquiror SEC Reports complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The financial statements, including all related notes and schedules, contained in the Acquiror SEC Reports (or incorporated by reference therein) present fairly in all material respects the consolidated financial position of Acquiror and the Acquiror Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Acquiror and the Acquiror Subsidiaries for the periods indicated, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject in the case of interim financial statements to normal year-end adjustments.

         SECTION 5.7. No Undisclosed Liabilities.

                  Neither Acquiror nor any of the Acquiror Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) liabilities or obligations reflected in the Acquiror SEC Reports through the date of the filing of Acquiror's Quarterly Report on Form 10-Q in respect of the fiscal quarter ending September 30, 1999, (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since September 30, 1999 which have not had, and will not have, a Material Adverse Effect on Acquiror and (c) liabilities or obligations which have not and will not have, a Material Adverse Effect on Acquiror.

         SECTION 5.8. Absence of Certain Changes or Events.

                  Except as disclosed in the Acquiror SEC Reports, since September 30, 1999 there has not been any Material Adverse Effect on Acquiror.

         SECTION 5.9. Absence of Litigation.

                  Except as set forth in the Acquiror SEC Reports or on Schedule 5.9, as of the date hereof there are (a) no claims, actions, suits, investigations, or proceedings pending or, to Acquiror's knowledge, threatened against Acquiror or any Acquiror Subsidiary before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, that would be reasonably likely to have a Material Adverse Effect on Acquiror or that challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated hereby or by the Option Agreement, and (b) no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against Acquiror or any Acquiror Subsidiary that would be reasonably likely to have a Material Adverse Effect on Acquiror.

         SECTION 5.10. Licenses and Permits; Compliance with Laws.

                  Acquiror and the Acquiror Subsidiaries hold all permits, licenses, franchises, authorizations and approvals from Governmental Entities (the "Acquiror Permits") which are necessary for the operation of the businesses of Acquiror and the Acquiror Subsidiaries as presently conducted and for Acquiror and the Acquiror Subsidiaries to own, lease and operate their respective properties, except where the failure to have any such permits, licenses or approvals would not have a Material Adverse Effect on Acquiror. Acquiror and the Acquiror Subsidiaries are in compliance with the terms of the Acquiror Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply would not have a Material Adverse Effect on Acquiror.

         SECTION 5.11. Unlawful Payments.

                  None of the Acquiror, any Acquiror Subsidiary, or any officer, director, employee, agent or representative of Acquiror or any Acquiror Subsidiary has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of Acquiror or any Acquiror Subsidiary, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

         SECTION 5.12. Taxes.

                  Acquiror and the Acquiror Subsidiaries have prepared and filed on a timely basis with all appropriate Governmental Entities all material returns, reports, information statements and other documentation (including extensions) required to be filed by Acquiror and the Acquiror Subsidiaries) in respect of Taxes (the "Tax Returns") and all such Tax Returns are correct and complete in all material respects. Acquiror and the Acquiror Subsidiaries have paid in full all Taxes due (other than Taxes, the failure of which to pay have not had and are not reasonably likely to have a Material Adverse Effect on Acquiror) and, in the case of material Taxes accruing but not due, Acquiror has made adequate provision in its books and records and financial statements for such payment.

         SECTION 5.13. Intellectual Property.

                  (a) Acquiror's disclosure in the Acquiror SEC Reports with respect to all of the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by Acquiror or any Acquiror Subsidiary in the administration and conduct of their respective businesses does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) To Acquiror's knowledge, (i) none of Acquiror or any Acquiror Subsidiary is infringing on any Intellectual Property right of others, and (ii) no third party is infringing on the Intellectual Property rights of Acquiror or any Acquiror Subsidiary, except for, in the case of (i) or (ii), any infringement which would not have a Material Adverse Effect on Acquiror.

         SECTION 5.14. Environmental Matters.

                  (a) Except for matters which would not have a Material Adverse Effect on Acquiror, (i) Acquiror and each Acquiror Subsidiary is in compliance with all applicable Environmental Laws; (ii) neither Acquiror nor any Acquiror Subsidiary has received any written communication that alleges that Acquiror or any Acquiror Subsidiary is not in compliance with applicable Environmental Laws;
(iii) all permits and other governmental authorizations currently held by Acquiror and each Acquiror Subsidiary pursuant to the Environmental Laws ("Acquiror Environmental Permits") are in full force and effect, and Acquiror and each Acquiror Subsidiary is in compliance with all of the terms of such Acquiror Environmental Permits, and no other permits or other governmental authorizations are required by Acquiror or any Acquiror Subsidiary for the conduct of their respective businesses; and (iv) the management, handling, storage, transportation, treatment, and disposal by Acquiror and each Acquiror Subsidiary of any Hazardous Materials is and has been in compliance with all applicable Environmental Laws.

                  (b) Except for matters which would not have a Material Adverse Effect on Acquiror, there is no Acquiror Environmental Claim (as defined below) pending or, to the knowledge of Acquiror, threatened against or involving Acquiror or any of the Acquiror Subsidiaries or against any Person whose liability for any Acquiror Environmental Claim Acquiror or any of the Acquiror Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                  (c) Except for matters which would not have a Material Adverse Effect on Acquiror, to the knowledge of Acquiror, there are no past or present actions or activities by Acquiror or any Acquiror Subsidiary or any other Person involving the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Hazardous Materials, that could reasonably form the basis of any Acquiror Environmental Claim against Acquiror or any Acquiror Subsidiary or against any Person whose liability for any Acquiror Environmental Claim Acquiror or any Acquiror Subsidiary may have retained or assumed either contractually or by operation of law.

                  (d) As used herein, "Acquiror Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person or Governmental Entity alleging potential liability arising out of, based on or resulting from the presence, or release or threatened release into the environment of, or any exposure to, any Hazardous Materials at any property or location owned or leased by Acquiror or any Acquiror Subsidiary or other circumstances forming the basis of any violation or alleged violation of any Environmental Law.

         SECTION 5.15. Brokers.

                  Except for Credit Suisse First Boston, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by or on behalf of Acquiror.

         SECTION 5.16. Pooling; Tax Matters.

                  Neither Acquiror nor any of its Affiliates has taken or agreed to take any action or failed to take any action that would prevent the Merger from (a) being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the regulations and interpretations of the SEC, or (b) from constituting a reorganization within the meaning of Section 368(a) of the Code.

         SECTION 5.17. Registration Statement; Proxy Statement/Prospectus.

                  The information supplied by Acquiror or required to be supplied by Acquiror (except to the extent revised or superseded by amendments or supplements) for inclusion in the Registration Statement, or any amendment or supplement thereto, shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Acquiror or required to be supplied by Acquiror (except to the extent revised or superseded by amendments or supplements) for inclusion in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus is first mailed to the Company's stockholders and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies by or on behalf of the Company for the Company Stockholders Meeting which has become false or misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act. Notwithstanding the foregoing, Acquiror makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by the Company which is contained in or omitted from any of the foregoing documents.

         SECTION 5.18. Disclosure.

                  No representation or warranty of Acquiror in this Agreement and no statement in Acquiror's disclosure schedules contains any statement which is false or misleading with respect to any material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.1. Affirmative Covenants of the Company.

                  The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror, the Company shall, and shall cause each Company Subsidiary to: (a) operate its business in the usual and ordinary course consistent with past practices; (b) use its commercially reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective officers and employees and maintain its relationship with its respective customers, suppliers, licensors, licensees, distributors and others having business dealings with them with the intention that its goodwill and ongoing business shall be unimpaired at the Effective Time; (c) use its commercially reasonable efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; (d) use its commercially reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained; (e) prepare and file all Tax Returns required to be filed in a timely manner, and in a manner consistent with past practices and applicable laws and regulations; (f) timely file with the SEC all reports required to be filed under the Exchange Act, which reports (including the unaudited interim financial statements included in such reports) shall comply in all material respects with the Exchange Act, the rules and regulations promulgated thereunder and all applicable accounting requirements; (g) operate its business in accordance with the terms of its licenses and in all material respects with all applicable laws, rules and regulations; (h) use reasonable efforts consistent with prudent business practices and the past practices of the Company to cause the cash reserves calculated pursuant to Section 8.2(f)(i) to exceed Fifty Six Million Five Hundred Thousand Dollars ($56,500,000) immediately following the Effective Time; (i) provide Acquiror with copies of all filings and correspondence with any Governmental Entities with respect to Company Intellectual Property with a reasonable period for Acquiror to review and comment on such filings or correspondence prior to the filing or sending thereof; and (j) if requested by Acquiror, provide Acquiror with periodic reports regarding the status of the Company Intellectual Property.

         SECTION 6.2. Negative Covenants of the Company.

                  Except as expressly contemplated by this Agreement or otherwise consented to in writing by Acquiror, from the date hereof until the Closing Date, the Company shall not, and shall cause each Company Subsidiary not to, do any of the following:

                  (a) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of its capital stock;

                  (b) (i) redeem, repurchase or otherwise reacquire any shares of its capital stock or other securities or any securities or obligations convertible into or exchangeable for any share of its capital stock or other securities, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or other securities or any such securities or obligations (except in connection with the exercise of outstanding Options in accordance with their respective terms); (ii) effect any merger, consolidation, restructuring, reorganization or recapitalization, or adopt a plan of complete or partial liquidation or dissolution; or (iii) adjust, split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock or other securities;

                  (c) (i) issue, pledge, deliver, award, grant or sell, or register under the Securities Act or the Exchange Act or otherwise file any registration statement under any statute covering, or authorize or propose the issuance, pledge, delivery, award, grant or sale of (including the grant of any Encumbrances on) or registration of or filing of any registration statement covering any shares of any class of its capital stock or other securities (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares or other securities, or any rights, warrants or options to acquire any such shares or other securities (except in connection with the exercise of outstanding Options); or (ii) amend or otherwise modify the terms of any such rights, warrants or options;

                  (d) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, (i) any business or any corporation, partnership, association or other business organization or division (other than a wholly-owned Subsidiary of the Company) thereof; (ii) make or commit to make any capital expenditures other than capital expenditures not exceeding in the aggregate Fifty Thousand Dollars ($50,000.00) and which are solely for equipment, furniture and fixtures incurred in the ordinary course of business consistent with past practices; or
(iii) make or commit to make any loans, advances or capital contributions to, or investments in, any other Person.

                  (e) sell, lease, exchange, mortgage, pledge, transfer or otherwise encumber or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise encumber or dispose of, any of its assets, except for sales of inventory in the ordinary course of business and consistent with past practices;

                  (f) (i) except as otherwise contemplated by this Agreement or as required to comply with applicable law, (ii) adopt, enter into, terminate or amend in any material respect (A) any Company Benefit Plan or (B) any other agreement, plan or policy involving the Company or the Company Subsidiaries, and one or more of its current or former directors, officers or employees; (iii) increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus to, any current or former officer, director or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of the Company or the Company Subsidiaries); (iv) pay any benefit or amount not required under any Company Benefit Plan or any other benefit plan or arrangement of the Company or the Company Subsidiaries as in effect on the date of this Agreement; (v) increase in any manner the severance or termination pay of any current or former director, officer or employee; (vi) enter into or amend any employment, deferred compensation, consulting, severance, termination or indemnification agreement, arrangement or understanding with any current or former employee, officer or director; (vii) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, "phantom" stock, stock appreciation rights, "phantom" stock rights stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Company Benefit Plans or agreements or awards made thereunder); (viii) amend or modify any Option, (ix) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan; (x) take any action to accelerate the vesting of payment of any compensation or benefit under any Company Benefit Plan or (xi) materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined;

                  (g) propose or adopt any amendments to its certificate or articles of incorporation or its bylaws;

                  (h) (i) make any change in any of its methods of accounting, or (ii) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1998, except, in the case of clause (i) or clause (ii), as may be required by law or GAAP;

                  (i) incur any Indebtedness, or prepay, before the scheduled maturity thereof, any long-term debt;

                  (j) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of such entity's Affiliates which involves the transfer of consideration or has a financial impact on such entity, other than pursuant to such agreements, arrangements, or understandings existing on the date of this Agreement;

                  (k) enter into any contract, agreement, commitment, arrangement, lease (including with respect to personal property), policy or other instrument which, had it been entered into as of the date hereof, would have been included as a Company Material Contract;

                  (l) enter into any contracts, agreements, binding arrangements or understandings relating to the distribution, sale, license, marketing or manufacturing by third parties of the products of the Company or the Company Subsidiaries, or products licensed by the Company or the Company Subsidiaries, other than pursuant to any such contracts, agreements, arrangements or understandings in place as of the date of this Agreement (that have been disclosed in writing to Acquiror prior to the date hereof) in accordance with their terms as of the date hereof;

                  (m)  except  for   transactions  in  the  ordinary  course  of
business, terminate, or amend or waive any provision of, any Company Material Contract;

                  (n)  (i)  pay,  discharge,   settle  or  satisfy  any  claims,
liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice of claims for money damages which do not exceed Fifty Thousand Dollars ($50,000) in the aggregate or in accordance with their terms or liabilities disclosed, reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports; (ii) cancel any indebtedness; (iii) waive or assign any claims or rights of material value or (iv) waive any benefits of, or agree to modify in any respect (A) any standstill or similar agreements to which the Company or any of the Company Subsidiaries is a party or (B) other than in the ordinary course of business, any confidentiality or similar agreements to which the Company or any of the Company Subsidiaries is a party;

                  (o) transfer or license to any Person or otherwise extend, amend or modify any rights to the Company Intellectual Property;

                  (p) take any action that is intended or would reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VIII not being satisfied or in a violation of any provision of this Agreement;

                  (q) take any action that would be reasonably likely to prevent the Merger from being accounted for as a "pooling of interests" in accordance with GAAP;

                  (r) accelerate the collection of any accounts receivable; or

                  (s) agree in writing or otherwise to do any of the foregoing.

                                   ARTICLE VII

                             ADDITIONAL AGREEMENTS

         SECTION 7.1. Access and Information.

                  During the period from the date hereof to the Effective Time (the "Interim Period"), the Company and Acquiror shall, and shall cause the Company Subsidiaries and the Acquiror Subsidiaries, respectively, to, afford to each other and their respective officers, employees, accountants, consultants, legal counsel and other representatives reasonable access during normal business hours (and at such other times as the parties may mutually agree) to the properties, executive personnel and all information concerning the business, properties, contracts, records and personnel of the Company and the Company Subsidiaries or Acquiror and the Acquiror Subsidiaries, as the case may be, as such other party may reasonably request.

         SECTION 7.2. Confidentiality.

                  Acquiror and the Company each  acknowledge and agree that: (i)
all information received by it (the "Receiving Party") from or on behalf of the other party in connection with the transactions contemplated under this Agreement shall be deemed received pursuant to the confidentiality agreement previously executed between the Company and Acquiror (the "Confidentiality Agreement"), (ii) such Receiving Party shall, and shall cause its officers, directors, employees, Affiliates, financial advisors and agents to comply with the provisions of the Confidentiality Agreement with respect to such information, and (iii) the provisions of the Confidentiality Agreements are hereby incorporated herein by reference with the same effect as if fully set forth herein.

         SECTION 7.3. Proxy Statement/Prospectus and Registration Statement; Company Stockholders Meeting.

                  (a) As soon as practicable following the date of this Agreement, the Company and Acquiror shall prepare and file with the SEC the Proxy Statement/Prospectus, and Acquiror shall prepare and file with the SEC the Registration Statement in which the Proxy Statement/Prospectus will be included as a prospectus. Each of the Company and Acquiror shall use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Company shall use its best efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Acquiror also shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Acquiror Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Registration Statement or the Proxy Statement/Prospectus will be made by either Acquiror or the Company without the other party's prior consent (which shall not be unreasonably withheld, delayed or conditioned) and without providing the other party the opportunity to review and comment thereon. Acquiror shall advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Acquiror Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Acquiror, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Acquiror which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company and Acquiror.

                  (b) The Company shall, as promptly as practicable after the Registration Statement is declared effective under the Securities Act, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") in accordance with Delaware Law and its certificate of incorporation and bylaws for the purpose of obtaining the Company Stockholder Approval and shall, through its Board of Directors, declare that this Agreement is advisable and recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby; provided, however, that the Board of Directors of the Company shall submit this Agreement to the Company's stockholders, whether or not the Board of Directors of the Company at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that the stockholders of the Company reject it. Unless the Board of Directors of the Company has withdrawn its recommendation of this Agreement in compliance herewith, the Company shall use reasonable efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and the Merger and to secure the vote or consent of stockholders required by Delaware Law and its certificate of incorporation and bylaws to approve and adopt this Agreement and the Merger.

         SECTION 7.4. HSR Act Matters.

                  Acquiror, Merger Sub and the Company (as may be required pursuant to the HSR Act) promptly will complete all documents required to be filed with the Federal Trade Commission and the United States Department of Justice in order to comply with the HSR Act and, not later than fifteen (15) days after the date hereof, together with the Persons, if any, who are required to join in such filings, shall file such documents with the appropriate Governmental Entities. Acquiror, Merger Sub and the Company shall promptly furnish all materials thereafter required by any of the Governmental Entities having jurisdiction over such filings, and shall take all reasonable actions and shall file and use their best efforts to have declared effective or approved all documents and notifications with any such Governmental Entity, as may be required under the HSR Act or other federal or state antitrust laws for the consummation of the Merger and the other transactions contemplated hereby and by the Option Agreement. Acquiror and the Company shall each pay one-half (1/2) of all filing fees related to compliance with the HSR Act in connection with the transactions contemplated hereby.

         SECTION 7.5. Public Announcements.

                  Acquiror and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereunder and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement.

         SECTION 7.6. Indemnification.

                  (a) The certificate of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the certificate of incorporation and bylaws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of persons who at any time prior to the Effective Time were identified as prospective indemnitees under the certificate of incorporation or bylaws of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by applicable law; provided, however, that, notwithstanding the foregoing and the provisions regarding indemnification set forth in the certificate of incorporation and bylaws of the Company as of the date of this Agreement, the certificate of incorporation and bylaws of the Surviving Corporation may contain provisions prohibiting indemnification in respect of actions or omissions if the person that would be entitled to such indemnification shall have been adjudged to be grossly negligent or to have committed or engaged in willful misconduct.

                  (b) From and after the Effective Time, Acquiror shall cause the Surviving Corporation to indemnify, defend and hold harmless the present and former officers, directors and employees of the Company and the Company
Subsidiaries (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of, with the approval of Acquiror or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was such a director, officer or employee and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), in each case to the fullest extent permitted under Delaware Law (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Law, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 145(e) of Delaware Law), provided, however, that no Indemnified Party shall be entitled to any indemnification or expenses pursuant to this Section 7.6 in respect of any Claim, issue or matter as to which such Indemnified Party shall have been adjudged to be grossly negligent or to have committed or engaged in willful misconduct.

                  (c) Any Indemnified Party wishing to claim indemnification under this Section 7.6, promptly upon learning of any such Claim, shall notify Acquiror and the Surviving Corporation (although the failure so to notify
Acquiror and the Surviving Corporation shall not relieve Acquiror and the Surviving Corporation from any liability which Acquiror and the Surviving Corporation may have under this Section 7.6, except to the extent such failure prejudices Acquiror and the Surviving Corporation), and shall deliver to Acquiror and the Surviving Corporation the undertaking contemplated by Section 145(e) of Delaware Law.

                  (d) Notwithstanding any contrary provision of this Agreement, prior to the Effective Time, the Company may purchase insurance coverage extending for a period of six (6) years the Company's directors' and officers' liability insurance coverage in effect as of the date hereof (covering past or future claims with respect to periods prior to and including the Effective
Time); provided that the aggregate premium payable for such insurance shall not exceed 125% of the last annual premium paid for such coverage prior to the date hereof.

         SECTION 7.7. Further Action; Commercially Reasonable Efforts.

                  (a) Each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, using all its commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company, Acquiror or any Company Subsidiary or Acquiror Subsidiary as are necessary for the transactions contemplated herein. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all commercially reasonable efforts to take all such action.

                  (b) During the Interim Period, each of the parties hereto shall promptly notify the other in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other Person (i) challenging or seeking damages in connection with the Merger or the conversion of Company Common Stock into the Merger Consideration pursuant to the Merger, or (ii) seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated by this Agreement or the Option Agreement or otherwise limit the right of Acquiror to own or operate all or any portion of the business or assets of the Company.

                  (c) Each party hereto shall use its commercially reasonable efforts to refrain from taking any action, or entering into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or which would result in a breach of any covenant made by it in this Agreement.

         SECTION 7.8. No Solicitation.

                  (a) From the date of this Agreement until the Effective Time or the termination of this Agreement pursuant to the terms of this Agreement, the Company shall not and shall not permit any of its Subsidiaries, Affiliates, directors, officers, employees, agents or representatives, including, without limitation, any investment banker, attorney or accountant of the Company or any of its Subsidiaries (collectively, "Representatives") directly or indirectly, to
(i) initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information), any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined below), (ii) enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal, or (iii) agree to, approve, recommend, or endorse any Acquisition Proposal, or authorize or permit any of its or their Subsidiaries or Representatives to take any such action and, the Company shall promptly notify Acquiror of any such inquiries and proposals received by the Company or any of its Subsidiaries or Representatives, relating to any of such matters; provided, however, that the foregoing shall not prohibit the Board of Directors of the Company from (A) furnishing information to, or engaging in discussions or negotiations with, any Person in response to an unsolicited bona fide written Acquisition Proposal; or (B) recommending such an unsolicited bona fide written Acquisition Proposal to the stockholders of the Company, if, and only to the extent that, (w) the Board of Directors of the Company concludes in good faith (after consultation with its financial advisors) that such Acquisition Proposal would constitute a Superior Proposal (as hereinafter defined), (x) the Board of Directors of the Company determines in good faith (after consultation with outside legal counsel) that the failure to take such action would result in a breach by the Board of Directors of the Company of its fiduciary duties to the Company's stockholders under applicable law, (y) prior to furnishing such information to, or entering into discussions or negotiations with, such Person the Company provides prompt written notice to Acquiror to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person (which notice shall identify the nature and material terms of the proposal), and (z) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Board of Directors of the Company receives from such Person an executed confidentiality agreement with provisions no less favorable to the Company than the Confidentiality Agreement. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties regarding any Acquisition Proposal. The Company shall as promptly as practicable provide Acquiror with a copy of any written Acquisition Proposal received and a written statement with respect to any nonwritten Acquisition Proposal received, which statement shall include the identity of the Person making the Acquisition Proposal and the material terms thereof. The Company shall inform Acquiror as promptly as practicable of any change in the price, structure, form of consideration or material terms and conditions regarding the Acquisition Proposal. The Company agrees to keep Acquiror fully and timely informed of the status of any discussions, negotiations, furnishing of non-public information, or other activities relating to an Acquisition Proposal.

                  (b) For purposes of this Agreement, "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company or its
Subsidiaries: (i) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution, or other similar transaction involving, or, any sale, lease, exchange, mortgage, pledge, transfer or other disposition of, all or any significant portion of the assets or ten percent (10%) or more of the equity securities of, the Company or any of its Subsidiaries, in a single transaction or series of related transactions which could reasonably be expected to interfere with the completion of the Merger; (ii) any tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of capital stock of the Company or any Company Subsidiary or the filing of a registration statement under the Securities Act in connection therewith; or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  (c) For purposes of this Agreement, "Superior Proposal" means a bona fide Acquisition Proposal made by any Person that the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company's stockholders than the Merger (after consideration of, among other things, the written opinion, with only customary qualifications, of the Company's independent financial advisor that the value of the consideration to the Company's stockholders provided for in such proposal exceeds the value of the consideration to the Company's stockholders provided for in the Merger) and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company (based on the advice of the Company's independent financial advisor), is reasonably capable of being obtained by such Person.

                  (d) Nothing contained in this Section 7.8 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith judgment of the Board of Directors of the Company based on the advice of outside counsel, is required under applicable law; provided that in any such cases the Company does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal unless the Company and its Board of Directors have complied with all the provisions of this Section 7.8.

         SECTION 7.9. Nasdaq Listing.

                  Acquiror shall use reasonable efforts to cause the Acquiror Common Stock to be issued pursuant to Section 2.1(a) of this Agreement to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Effective Time.

         SECTION 7.10. Blue Sky.

                  Acquiror shall use reasonable efforts to obtain prior to the Effective Time any necessary permits and approvals under all applicable Blue Sky Laws required to permit the distribution of the shares of Acquiror Common Stock to be issued in accordance with the provisions of Section 2.1(a) of this Agreement.

         SECTION 7.11. Affiliates.

                  (a) Each of the Company and Acquiror: (i) has disclosed to the other in Schedule 7.11 hereto all Persons who are, or may be, as of the date hereof its "affiliates" as that term is used in SEC Accounting Series Release Nos. 130 and 135 and Rule 145 of the rules and regulations of the SEC under the Securities Act; and (ii) shall use all reasonable efforts to cause each Person who is identified as an "affiliate" of it in Schedule 7.11 to deliver to the other as promptly as practicable but in no event later than thirty-one (31) days prior to the Closing Date, a signed agreement substantially in the form attached hereto as Exhibit A, in the case of the Company, and Exhibit B, in the case of Acquiror. The Company and Acquiror shall notify each other from time to time of all other Persons who then are, or may be, such an "affiliate" and use all reasonable efforts to cause each additional Person who is identified as an "affiliate" to execute a signed agreement as set forth in this Section 7.11(a).

                  (b) Shares of Company Common Stock and shares of Acquiror Common Stock held by the "affiliates" of the Company or Acquiror set forth in
Schedule 7.11, as the case may be, shall not be  transferable  during the thirty
(30) day period prior to the Effective Time, and shares of Acquiror Common Stock issued to, or as of the Effective Time held by, such "affiliates" of the Company and Acquiror shall not be transferable until such time as financial results covering at least thirty (30) days of combined operations of the Company and Acquiror have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such "affiliate" has provided the signed agreement referred to in Section 7.11(a), except to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76. Any Company Common Stock and any Acquiror Common Stock held by any such "affiliate" shall not be transferable, regardless of whether such "affiliate" has provided the applicable signed agreement referred to in Section 7.11(a), if such transfer, either alone or in the aggregate with other transfers by "affiliates", would preclude the ability of the parties to account for the transactions contemplated by this Agreement and the Option Agreement as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all rules, regulations and policies of the SEC. Acquiror shall not register the transfer of any shares of Acquiror Common Stock unless such transfer is made in compliance with the foregoing.

         SECTION 7.12. Event Notices.

                  During the Interim Period, each party hereto will promptly notify the other parties hereto of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement or the Option Agreement not to be satisfied and (b) the failure of such party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which would be likely to result in any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement or the Option Agreement not to be satisfied. No delivery of any notice pursuant to this
Section 7.12 will cure any breach of any representation or warranty, covenant, condition or agreement of such party contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

         SECTION 7.13. Option Agreement.

                  Concurrently with the execution of this Agreement, the Company shall deliver to Acquiror an executed Option Agreement. The Company agrees to fully perform to the fullest extent permitted under applicable law its obligations under the Option Agreement.

         SECTION 7.14. Tax Treatment.

                  Each of Acquiror and the Company shall use reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of
Section 368 of the Code. The parties will characterize the Merger as such a reorganization for purposes of all Tax Returns and other filings.

         SECTION 7.15. Accountant Letters; Pooling of Interests.

                  (a) Acquiror shall use reasonable efforts to cause to be delivered to the Company two letters from Acquiror's independent public accountants, one dated approximately the date on which the Registration Statement shall become effective and one dated the Closing Date, each addressed to Acquiror and the Company, in form reasonably satisfactory to the Company and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                  (b) The Company shall use reasonable efforts to cause to be delivered to Acquiror two letters from the Company's independent public accountants, one dated approximately the date on which the Registration Statement shall become effective and one dated the Closing Date, each addressed to the Company and Acquiror, in form reasonably satisfactory to Acquiror and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                  (c) Each of the Company and Acquiror shall use reasonable efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC, and each of the Company and Acquiror agrees that it shall take no action that would cause such accounting treatment not to be obtained.

         SECTION 7.16. Board of Directors of Acquiror.

                  Promptly following the Effective Time, the Board of Directors of Acquiror will take all actions necessary such that Richard C. Williams shall be appointed to Acquiror's Board of Directors as a Vice Chairman of the Company with a term expiring at the annual meeting of Acquiror's stockholders in 2001.

         SECTION 7.17. Rights Agreement.

                  The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.26) requested in writing by Acquiror in order to render the Rights issued pursuant to the Rights Agreement to purchase Company Common Stock inapplicable to the Merger and the other transactions contemplated by this Agreement and the Option Agreement and, if requested by Acquiror, to provide that the Final Expiration Date (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement and the Option Agreement, the Board of Directors of the Company shall not, without the prior written consent of Acquiror, (a) amend the Rights Agreement or (b) take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the Rights or any action to facilitate an Acquisition Proposal.

         SECTION 7.18. Exemption from Liability Under Section 16(b).

                  (a) Provided that the Company delivers to Acquiror the Section 16 Information with respect to the Company prior to the Effective Time, the Board of Directors of Acquiror, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time providing that the receipt by the Company Insiders of Acquiror Common Stock in exchange for shares of Company Common Stock, and of options to purchase Acquiror Common Stock upon assumption and conversion by Acquiror of options to purchase Company Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act.

                  (b) "Section 16 Information" shall mean information accurate in all respects regarding the Company Insiders, the number of shares of Company Common Stock or other Company equity securities deemed to be beneficially owned by each such Company Insider and expected to be exchanged for Acquiror Common Stock in connection with the Merger.

                  (c) "Company Insiders" shall mean those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act who are listed in the Section 16 Information.

         SECTION 7.19. Requisite Acquiror Approval.

                  If Requisite Acquiror Approval becomes necessary and Acquiror does not exercise Acquiror's termination right pursuant to Section 9.1(l), Acquiror shall (without waving any right to terminate this Agreement pursuant to Section 9.1(l) or otherwise) use commercially reasonable efforts to duly call, give notice of, convene and hold a meeting of Acquiror's stockholders in accordance with Tennessee Business Corporation Act, the Securities Act, the Exchange Act and Acquiror's articles of incorporation and bylaws, for the purpose of obtaining Requisite Acquiror Approval. In connection therewith, the Company shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper and advisable under applicable laws or otherwise, including, without limitation, making timely filings with the SEC and other Governmental Entities and, to the extent necessary, amending and recirculating the Proxy Statement/Prospectus.

                                  ARTICLE VIII

                               CLOSING CONDITIONS

         SECTION 8.1. Conditions to Obligations of Acquiror, Merger Sub and the Company to Effect the Merger.

                  The respective obligations of Acquiror, Merger Sub and the Company to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

                  (b) Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act prior to the mailing of the Proxy Statement/Prospectus by each of the Company and Acquiror to their respective stockholders and no stop order suspending the effectiveness of such registration statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Acquiror or the Company, threatened by the SEC.

                  (c) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, rule, ordinance, regulation, executive order, decree, judgment, stipulation, injunction or other order (whether temporary, preliminary or permanent) in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement; provided, however, that the parties shall use their reasonable efforts to cause any such decree, judgment, injunction or order to be vacated or lifted.

                  (d) Nasdaq Listing. Acquiror Common Stock issuable to the holders of Company Common Stock pursuant to Section 2.1(a) of this Agreement shall have been included for listing on Nasdaq upon official notice of issuance.

                  (e) HSR Act. Any waiting period with any extensions thereof under the HSR Act shall have expired or been terminated.

                  (f) Company Pooling Letter. There shall have been delivered to Acquiror and the Company a letter from the Company's independent accountants, dated as of the Closing Date and addressed to Acquiror, the Company and Acquiror's independent accountants, reasonably satisfactory in form and substance to Acquiror and Acquiror's independent accountants, to the effect that
(i) after reasonable investigation, the Company's independent accountants are not aware of any fact concerning the Company or any of the Company's stockholders or "affiliates" (as defined in Section 7.11) that could preclude Acquiror from accounting for the Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC, and (ii) the Merger is eligible to be accounted for as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

                  (g) Acquiror Pooling Letter. There shall have been delivered to Acquiror and the Company a letter from Acquiror's independent accountants, dated as of the Closing Date and addressed to Acquiror, reasonably satisfactory in form and substance to Acquiror, to the effect that (i) after reasonable investigation, Acquiror's independent accountants are not aware of any fact concerning Acquiror or any of Acquiror's stockholders or "affiliates" (as defined in Section 7.11) that could preclude Acquiror from accounting for the Merger as a "pooling of interests" in accordance with GAAP, Accounting
Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC, and (ii) Acquiror's independent accountants concur in Acquiror's management conclusion that Acquiror may account for the Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

                  (h) Tax Opinion. The Company and Acquiror shall have received a legal opinion of the Company's counsel, on or before the date the Registration Statement shall become effective and subsequently on the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of
Section 368 of the Code (it being understood that, (A) in rendering such opinion, the Company's legal counsel may rely upon tax representation letters from each of Acquiror, Merger Sub and the Company, in each case, in form and substance reasonably satisfactory to such tax counsel, and (B) if the Company's legal counsel does not render such opinion, the condition set forth in this Section shall nonetheless be deemed to be satisfied if Acquiror's legal counsel renders such an opinion to Acquiror).

                  (i)  Requisite  Acquiror   Approval.   If  Requisite  Acquiror
Approval becomes necessary, the Requisite Acquiror Approval shall have been obtained prior to the Extended Termination Date.

         SECTION 8.2. Additional Conditions to Obligations of Acquiror and Merger Sub.

                  The obligations of Acquiror and Merger Sub to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions, any or all of which may be waived by Acquiror, in whole or in part, to the extent permitted by applicable law:

                  (a) Representations and Warranties. The representations and warranties of the Company made in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time, which need only be true and correct in all material respects as of such date or time); provided, however, that, notwithstanding the foregoing, the representations and warranties of the Company set forth in Section 3.3 shall be true and correct in all respects. Acquiror shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

                  (b) Agreements and Covenants. The agreements and covenants of the Company required to be performed on or before the Effective Time shall have been performed in all material respects. Acquiror shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

                  (c) No Material Adverse Changes. There shall have been no Material Adverse Effect on the Company since the date of this Agreement.

                  (d) No Litigation. There shall not be pending or threatened any suit, action, proceeding or investigation: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (ii) relating to the Merger and seeking to obtain from Acquiror or any Acquiror Subsidiary any damages that may be material to Acquiror, (iii) seeking to prohibit or limit in any material respect Acquiror's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (iv) which would materially and adversely affect the right of the Surviving Corporation to own the assets or operate the business of the Company.

                  (e) Consents Under Company Agreements. The Company shall have obtained the consent or approval of any Person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby, except those which the failure to obtain would not have a Material Adverse Effect on the Company.

                  (f) Minimum Closing Cash Reserves; Indebtedness. Immediately following the Effective Time, the Company (i) shall have, after payment of all Transaction Expenses, at least Fifty Million Dollars ($50,000,000) in the aggregate of (A) cash on hand, plus (B) liquid investments with a maturity of three months or less, plus (C) with respect to any marketable securities liquidated by the Company in order to satisfy the condition set forth in clause
(i)(B), the amount by which the Company's book value of such securities immediately prior to such liquidation exceeds the cash proceeds realized by the Company from such liquidation; provided, that the amount added pursuant to this clause (i)(C) shall not exceed Two Hundred Thousand Dollars ($200,000) in the aggregate, plus (D) the outstanding royalty payments due to the Company from Fujisawa Healthcare, Inc. ("Fujisawa") for the fiscal quarter ending December 31, 1999, to the extent not collected; provided, that if the Closing occurs after March 31, 2000, the amount added pursuant to this clause (i)(D) shall include the outstanding royalty payments due to the Company from Fujisawa for the fiscal quarter ending March 31, 2000, to the extent not collected, plus (E) the outstanding royalty payments due from Sanofi Pharma (France) ("Sanofi") to the Company for the fiscal quarter ending December 31, 1999, to the extent not collected; provided, that if the Closing occurs after March 3l, 2000, the amount added pursuant to this clause (i)(E) shall include the outstanding royalty payments due to the Company from Sanofi for the fiscal quarter ending March 31, 2000, to the extent not collected, plus (F) any amounts paid by the Company after the date hereof and prior to the Closing which have been specifically acknowledged in writing by Acquiror as permitted to be included for the purposes of this Section 8.2(f) as "cash on hand" of the Company as of Closing, and (ii) shall have no Indebtedness. Acquiror shall have received a certificate of the Chief Financial Officer of the Company to that effect and all information reasonably necessary for the Acquiror to determine the Company's satisfaction of the conditions set forth in this Section 8.1(f), including any releases or waivers Acquiror deems reasonably necessary from any Persons owed Transactions Expenses from the Company.

                  (g) Release of Oral Contracts. The Company shall have obtained executed releases in form and substance reasonably satisfactory to Acquiror of all oral agreements set forth on Schedule 3.14.

         SECTION 8.3. Additional Conditions to Obligations of the Company.

                  The obligations of the Company to effect the Merger and the other transactions contemplated in this Agreement (except the transactions contemplated in the Option Agreement) are also subject to the following conditions any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable law:

                  (a) Representations and Warranties. The representations and warranties of Acquiror and Merger Sub made in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time, which need only be true and correct in all material respects as of such date and time. The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror to such effect.

                  (b) Agreements and Covenants. The agreements and covenants of Acquiror and Merger Sub required to be performed on or before the Effective Time shall have been performed in all material respects. The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror to such effect.

                  (c) No Material Adverse Change. There shall have been no Material Adverse Effect on Acquiror since the date of this Agreement.

         SECTION 8.4. Delayed Closing by the Company.

                  If the Closing hereunder shall not have occurred on or prior to February 29, 2000, and all of the conditions to Closing hereunder shall have otherwise been satisfied during the month of March 2000 (except for the requirement of the Company to satisfy the condition set forth in Section 8.2(f)(i) (the "Cash-on-Hand Condition")), then the Company, upon prior written notice delivered to Acquiror at least five (5) business days before the date which would otherwise be the Closing Date hereunder, shall have a one time right to delay the Closing Date for a period of up to thirty-five (35) days until the date on which the Cash-on-Hand Condition shall be satisfied (such notice from the Company shall designate the date to which the Company delays the Closing). Nothing in this Section 8.4 shall constitute or be deemed to constitute a waiver of any rights or conditions set forth in this Agreement and the parties acknowledge and agree that if the Closing is delayed as contemplated in this
Section 8.4, all of the Closing conditions set forth in this Article VIII must be satisfied or waived as of such delayed Closing Date.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.1. Termination.

                  This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company:

                  (a) by mutual consent of Acquiror and the Company;

                  (b) by Acquiror, upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied (a "Terminating Company Breach"); provided, that, if such Terminating Company Breach is curable by the Company through the exercise of reasonable efforts and for so long as the Company continues to exercise such reasonable efforts, Acquiror may not terminate this Agreement under this Section 9.1(b);

                  (c) by the Company, upon breach of any covenant or agreement on the part of Acquiror set forth in this Agreement, or if any representation or warranty of Acquiror shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied (a "Terminating Acquiror Breach"); provided, that, if such Terminating Acquiror Breach is curable by Acquiror through the exercise of their reasonable efforts and for so long as Acquiror continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 9.1(c);

                  (d) by either Acquiror or the Company, if there shall be any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity which is final and nonappealable preventing the consummation of the Merger; provided, that the party seeking to terminate this Agreement pursuant to this Section 9.1(d) shall have used reasonable efforts to cause any such decree, permanent injunction, judgment or other order to be vacated or lifted;

                  (e) by either Acquiror or the Company, if the Merger shall not have been consummated on or before that date which is two hundred forty (240) calendar days after the date hereof; provided, however, that if a request for additional information is received from the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice pursuant to the HSR Act, then such date shall be extended to the 30th day following certification by Acquiror and/or the Company, as applicable, that Acquiror and/or the Company, as applicable, have substantially complied with such request, but in any event not later than that date which is three hundred
(300) calendar days after the date hereof; provided, further, that if Requisite Acquiror Approval becomes necessary, then such date shall be extended to the earlier of (i) one hundred twenty days after the date of the Company
Stockholders Meeting or (ii) the 120th day following written notice to the Company from Acquiror that such Requisite Acquiror Approval is required and delivery by Acquiror to the Company of a voting agreement, in substantially the same form as the Voting Agreement, executed by the "affiliates" (as defined in Section 7.11) of Acquiror, pursuant to which such affiliates agree to vote in favor of the issuance of shares of Acquiror Common Stock in connection with the Merger (such extended date for the Requisite Acquiror Approval, the "Extended Termination Date"); provided, further, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of the failure of the Merger to occur on or before such date;

                  (f) by either Acquiror or the Company, if the requisite vote of the stockholders of the Company in favor of this Agreement shall not have been obtained at the Company Stockholders Meeting (including any adjournment or postponement thereof); provided, that the right to terminate this Agreement under this Section 9.1(f) shall not be available to the Company if the Company has not complied with its obligations under Section 7.3(b);

                  (g) by Acquiror, if (i) the Board of Directors of the Company withdraws or modifies its recommendation of this Agreement or the Merger or shall have resolved or publicly announced or disclosed to any third party its intention to do any of the foregoing or the Board of Directors of the Company shall have recommended to the stockholders of the Company any Acquisition Proposal or resolved to do so; (ii) the Board of Directors of the Company fails to reconfirm its recommendation of this Agreement or the Merger within five (5) Business Days of a written request by Acquiror to do so; (iii) a tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of Company Common Stock is commenced or a registration statement with respect thereto shall have been filed and the Board of Directors of the Company, within ten (10) Business Days after such tender offer or exchange offer is so commenced or such registration statement is so filed, either fails to recommend against acceptance of such tender or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender or exchange offer by its stockholders, or (iv) the Company breaches in any material respect the Option Agreement;

                  (h) by the Company, if the Board of Directors of the Company shall have determined to recommend an Acquisition Proposal to its stockholders after determining, pursuant to Section 7.8, that such Acquisition Proposal constitutes a Superior Proposal, and the Company gives Acquiror at least three
(3) Business Days prior notice of its intention to effect such termination pursuant to this Section 9.1(h), and the Company makes the payment required pursuant to Section 9.5(b) of this Agreement and pays the expenses for which the Company is responsible under Section 9.5(a) of this Agreement;

                  (i) by Acquiror, if any Person (other than Acquiror or any Affiliate of Acquiror pursuant to the Option Agreement) shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the regulations promulgated thereunder), other than a "group" comprised of some or all of the Persons listed on the signature pages to the Voting Agreement, shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, twenty percent (20%) or more of the then outstanding shares of capital stock of the Company;

                  (j) by Acquiror, if there shall have occurred one or more events which shall have caused a Material Adverse Effect on the Company which Material Adverse Effect shall have remained uncured (to the extent curable) for a period of thirty (30) days after written notice from Acquiror of Acquiror's intention to terminate pursuant to this Section 9.1(j);

                  (k) by the Company, if there shall have occurred one or more events which shall have caused a Material Adverse Effect on Acquiror which Material Adverse Effect shall have remained uncured (to the extent curable) for a period of thirty (30) days after written notice from the Company of the Company's intention to terminate pursuant to this Section 9.1(k);

                  (l) by Acquiror, if during a Twenty Day Period (as defined below), the Twenty Day Average Price (as defined below) shall be less than $30.00. For purposes of this Section 9.1(l), (i) "Twenty Day Average Price" shall mean the average of the reported closing prices per share of Acquiror Common Stock on the Nasdaq (or the last bid price in the absence of a trade) during twenty (20) consecutive trading days, and (ii) "Twenty Day Period" means any period of twenty (20) consecutive trading days for the Acquiror Common Stock; or

                  (m) by Acquiror or the Company, if Requisite Acquiror Approval becomes necessary but is not obtained at a duly called meeting of the stockholders of Acquiror for such purpose (including any adjournment or postponement thereof).

                  The right of any party hereto to terminate this Agreement pursuant to this Section 9.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Affiliate of such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

         SECTION 9.2. Effect of Termination.

                  Except as provided in Section 9.5 of this Agreement, in the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, there shall be no liability on the part of Acquiror or the Company or any of their respective officers, directors, stockholders or Affiliates to the other, and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from liability for any willful breach by a party of any of its representations, warranties, covenants or agreements in this Agreement; and provided that the provisions of Section 7.2 and Section 9.5 of this Agreement and the Option Agreement will remain in full force and effect and survive any termination of this Agreement.

         SECTION 9.3. Amendment.

                  This Agreement may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company or the stockholders of Acquiror if Requisite Acquiror Approval becomes necessary, no amendment may be made which by law or rule of Nasdaq requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

         SECTION 9.4. Extension; Waiver.

                  At any time prior to the Effective  Time, any party hereto may
(a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by any other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bond thereby.

         SECTION 9.5. Fees, Expenses and Other Payments.

                  (a) Except as otherwise set forth in this Agreement, all costs and expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such costs and expenses, whether or not the Merger is consummated; provided, however, that Acquiror and the Company shall share equally all costs and expenses (other than attorney's and accountants' fees and expenses) incurred in relation to printing and filing and, as applicable, mailing the Registration Statement and the Proxy Statement/Prospectus and any amendments or supplements thereto and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement/Prospectus and the fees required under the HSR Act and applicable foreign laws, if any, incurred in connection with the transactions contemplated under this Agreement.

                  (b) If this Agreement is terminated (i) by Acquiror pursuant to Section 9.1(b), (ii) by Acquiror pursuant to Section 9.1(g), or (iii) by the Company pursuant to Section 9.1(h), then the Company shall pay to Acquiror a termination fee of Twelve Million Dollars ($12,000,000) in cash (the "Termination Fee"), immediately upon such termination.

                  (c) If this  Agreement is terminated  by Acquiror  pursuant to
Section 9.1(l), then the Company shall pay to Acquiror a fee equal to two (2) times the Acquiror Transaction Expenses in addition to any amounts which may become payable pursuant to Section 9.5(e); provided, however, that in no event shall the fee payable pursuant to this Section 9.5(c) exceed Six Million Dollars ($6,000,000). For purposes of this Section 9.5(c), "Acquiror Transaction Expenses" shall mean all documented costs, fees, expenses and other amounts incurred or payable, directly or indirectly, by Acquiror or any Affiliate of Acquiror in connection with the Merger and this Agreement, including, without limitation, (i) all reasonable legal, accounting, brokerage and other fees, costs and expenses incurred for the benefit of Acquiror or any Affiliate of Acquiror and (ii) all filing, registration and other similar fees and expenses payable paid by or on behalf of Acquiror or any Affiliate of Acquiror.

                  (d) If this Agreement is terminated pursuant to Section 9.1(e) as a result of the failure of the Company to timely fulfill any obligation under this Agreement, and if an Acquisition Proposal involving the Company is thereafter consummated or the Company enters into a definitive agreement with respect to an Acquisition Proposal within twelve (12) months after such termination of this Agreement, the Company shall pay to Acquiror the Termination Fee, at or prior to the consummation of such Acquisition Proposal, or immediately upon the effective date of such definitive agreement, whichever is earlier.

                  (e) If this Agreement is terminated (i) by either Acquiror or the Company pursuant to Section 9.1(f) as a result of the failure to receive the requisite vote for approval of this Agreement and the Merger by the stockholders of the Company at the Company Stockholders Meeting or (ii) by Acquiror pursuant to Section 9.1(l), and, in the case of clause (i) or (ii), an Acquisition Proposal involving the Company is thereafter consummated or the Company enters into a definitive agreement with respect to an Acquisition Proposal within twelve (12) months after such termination of this Agreement pursuant to Section 9.1(f) or Section 9.1(l), as applicable, then the Company shall pay to Acquiror the Termination Fee at or prior to the consummation of such Acquisition Proposal or immediately upon the effective date of such agreement, whichever is earlier.

                  (f) Any payment required to be made pursuant to Section 9.5(b), Section 9.5(c), Section 9.5(d) or Section 9.5(e) of this Agreement shall be made by wire transfer of immediately available funds to an account designated by Acquiror.

                                    ARTICLE X

                               GENERAL PROVISIONS

         SECTION  10.1.   Effectiveness  of   Representations,   Warranties  and
Agreements.

                  (a) Except as set forth in Section 10.1(b) of this Agreement, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Affiliate of such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

                  (b) The representations and warranties in this Agreement will terminate at the Effective Time; provided, however, that this Section 10.1(b) shall in no way limit or terminate any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after the termination of this Agreement pursuant to Article IX.

         SECTION 10.2. Notices.

                  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail
(postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                  (a)    If to Acquiror:

                         KING PHARMACEUTICALS, INC.
                         501 Fifth Street
                         Bristol, Tennessee  37620
                         Telecopier No.: (423) 989-8006
                         Attention:  Chief Executive Officer

                         and

                         Telecopier No.: (423) 989-6282
                         Attention: Executive Vice President and General Counsel

                         With a copy (which shall not constitute notice) to:

                         Hogan & Hartson L.L.P.
                         8300 Greensboro Drive
                         Suite 1100
                         McLean, Virginia 22102
                         Telecopier No.:  (703) 610-6200
                         Attention: Richard T. Horan, Jr., Esq.
                                    Thomas E. Repke, Esq.

                  (b)    If to the Company:

                         MEDCO RESEARCH, INC.
                         7001 Weston Parkway, Suite 300
                         Cary, North Carolina  27513
                         Telecopier No.: (919) 653-7022
                         Attention:  Richard C. Williams, Chairman

                         With a copy (which shall not constitute notice) to:

                         Hofheimer, Gartlier & Gross
                         530 Fifth Avenue
                         New York, New York  10036
                         Telecopier No.: (212) 661-3132
                         Attention:  Richard G. Klein, Esq.

         SECTION 10.3. Certain Definitions.

                  For purposes of this Agreement, the term:

                  (a) "Affiliate" of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

                  (b) "beneficial owner" (including the terms "beneficial ownership" and "beneficially own") means with respect to any shares of capital stock, a Person who shall be deemed to be the beneficial owner or have beneficial ownership of such shares (i) which such Person or any of its Affiliates or associates beneficially owns, directly or indirectly, (ii) which such Person or any of its Affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding voting or disposing of any such shares or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

                  (c) "Business Day" shall mean any day other than a day on which banks in the State of New York are authorized or obligated to be closed;

                  (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

                  (e)  "Encumbrance"  shall  mean  any  lien,  pledge,   charge,
security interest or other encumbrance of any nature;

                  (f) "Indebtedness" of a Person shall mean (i) indebtedness of such Person for borrowed money whether short-term or long-term and whether secured or unsecured, (ii) indebtedness of such Person for the deferred purchase price of services or property, which purchase price (A) is due twelve months or more from the date of incurrence of the obligation in respect thereof or (B) customarily or actually is evidenced by a note or other written instrument (including, without limitation, any such indebtedness which is non-recourse to the credit of such Person but is secured by assets of such Person); provided, that for purposes of this clause (ii), "Indebtedness" shall not include (x) amounts that may become due to a clinical research organization in connection with the ordinary course annual "true-up" process pursuant to which the Company's actual payments for services rendered by such clinical research organization to the Company are reconciled against the actual services rendered or (y) milestone payments or license fees payable by the Company pursuant to the terms of the license agreements set forth on Schedule 3.13; (iii) obligations of such Person under capital leases, (iv) obligations of such Person arising under acceptance facilities, (v) the undrawn face amount of, and unpaid reimbursement obligations in respect of, all letters of credit issued for the account of such Person, (vi) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (vii) all obligations of such Person upon which interest charges are customarily paid, (viii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (ix) obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock (with redeemable preferred stock being valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends), (x) all executory obligations of such Person in respect of financial hedge contracts (including, without limitation, equity hedge contracts), (xi) all indebtedness of the types referred to in clauses (i) through (x) above for which such Person is obligated under a contingent obligation and (xii) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligation or guarantee;

                  (g) "Intellectual Property" means all (i) patents and patent applications, (ii) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof,
(iii) copyrights and  registrations  and applications for registration  thereof,
(iv) computer software, data, and documentation, (v) trade secrets and confidential business information (including formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (vi) Internet domain names and applications for domain names, (vii) other proprietary rights, and (viii) copies and tangible embodiments thereof (in whatever form or medium);

                  (h) "Material Adverse Effect" shall mean, with respect to a specified Person any change, event or effect that individually or in the aggregate (taking into account all other such changes, events or effects) has had, or would be reasonably likely to have, a material adverse effect on the business, operations, earnings, condition (financial or otherwise) or prospects of such Person and its Subsidiaries, if any, taken as a whole, except to the extent in the case of Acquiror that any such change, event or effect is caused by a decline in the price of a share of Acquiror Common Stock or a change in the trading volume of Acquiror Common Stock;

                  (i) "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

                  (j) "reasonable efforts" shall mean, as to a party hereto, an undertaking by such party to perform or satisfy an obligation or duty or otherwise act in a manner reasonably calculated to obtain the intended result by action or expenditure not disproportionate or unduly burdensome in the circumstances, which means, among other things, that such party shall not be required to (i) expend funds other than for payment of the reasonable and customary costs and expenses of employees, counsel, consultants, representatives or agents of such party in connection with the performance or satisfaction of such obligation or duty or other action or (ii) institute litigation or arbitration as a part of its reasonable efforts; and

                  (k) "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall include, except where the context otherwise requires, all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, duties or assessments or claims of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

                  (l) "Transaction Expenses" shall mean all costs, fees, expenses and other amounts incurred or payable (or reasonably expected to be incurred or payable), directly or indirectly, by the Company or any Affiliate of the Company, in connection with the Merger, including, without limitation, (i) all reasonable legal, accounting, brokerage and other fees, costs and expenses incurred for the benefit of the Company or any Affiliate of the Company, including, without limitation, the fees payable to Hambrecht & Quist LLC, (ii) all filing, registration and other similar fees and expenses paid by or on behalf of the Company or any Affiliate of the Company, (iii) the fees and expenses payable to Richard C. Williams or any other amounts payable upon a "change in control" of the Company or in connection with the consummation of the transactions contemplated herein, (iv) the adverse consequences on the Taxes payable by the Company, the Surviving Corporation and/or the Acquiror as a result of the payment of the amounts described in the preceding clause (iii),
(v) all amounts paid or payable in connection with the extension of the Company's directors' and officers' liability insurance coverage pursuant to
Section 7.6(d) hereof, and (vi) fees, costs and expenses described on Schedule 10.3(l).

         SECTION 10.4. Headings.

                  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.5. Severability.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy or other judgment, decree, injunction or order, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 10.6. Entire Agreement.

                  This Agreement (together with the Exhibits, the Disclosure Schedules and the other documents delivered pursuant hereto) and the Option Agreement and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

         SECTION 10.7. Specific Performance.
                  The transactions contemplated by this Agreement are unique. Accordingly, the Company acknowledges and agrees that, in addition to all other remedies to which Acquiror or Merger Sub may be entitled, each of Acquiror and Merger Sub shall be entitled to a decree of specific performance.

         SECTION 10.8. Assignment.

                  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         SECTION 10.9. Third Party Beneficiaries.

                  Subject to Section 10.8, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 10.10. Governing Law.

                  This  Agreement   shall  be  governed  by,  and  construed  in
accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         SECTION 10.11. Counterparts.

                  This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

             [The remainder of this page intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed and delivered as of the date first written above.
                                          KING PHARMACEUTICALS, INC.


                                          By: /s/ John M. Gregory
                                          -----------------------------------
                                          Name:  John M. Gregory
                                          Title: Chairman of the Board &
                                                 Chief Executive Officer



                                          MEDCO RESEARCH, INC.


                                          By: /s/ Richard C. Williams
                                          -----------------------------------
                                          Name:  Richard C. Williams
                                          Title: Chairman



                                          MERLIN ACQUISITION I CORP.


                                          By: /s/ John M. Gregory
                                          -----------------------------------
                                          Name:  John M. Gregory
                                          Title: President

                             Index of Defined Terms

                                                                     Section
                                                                     -------
Acquiror........................................................    PREAMBLE
Acquiror Common Stock...........................................    2.1(a)
Acquiror Permits................................................    5.10
Acquiror Environmental Claim....................................    5.14(d)
Acquiror Environmental Permits..................................    5.14(a)
Acquiror SEC Reports............................................    5.6(a)
Acquiror Stock Option Plans.....................................    5.3(a)
Acquiror Subsidiary and Acquiror Subsidiaries...................    5.1
Acquiror Transaction Expenses...................................    9.5(e)
Acquisition Proposal............................................    7.8(b)
Affiliate.......................................................    10.3(a)
Agreement.......................................................    PREAMBLE
Average Closing Price...........................................    2.1(a)
beneficial owner, beneficial ownership or beneficially own......    10.3(b)
Benefit Plans...................................................    3.15(a)
Blue Sky Laws...................................................    3.5(b)
Business Day....................................................    10.3(c)
Cash-on-Hand Condition..........................................    8.4
Certificate and Certificates....................................    2.2(b)
Certificate of Merger...........................................    1.2
Claim...........................................................    7.6(b)
Closing.........................................................    1.6
Closing Date....................................................    1.6
COBRA...........................................................    3.15(g)
Code............................................................    RECITALS
Company.........................................................    PREAMBLE
Company Benefit Plans...........................................    3.15(a)
Company Common Stock............................................    RECITALS
Company Commonly Controlled Entity..............................    3.15(a)
Company Environmental Claim.....................................    3.18(d)(i)
Company Environment Permits.....................................    3.18(a)
Company ERISA Plan..............................................    3.15(a)
Company Insiders................................................    7.18(c)
Company Intellectual Property...................................    3.13(a)
Company Material Contracts......................................    3.14(a)
Company Permits.................................................    3.10
Company Preferred Stock.........................................    3.3(a)
Company SEC Reports.............................................    3.6(a)
Company Stock Option Plan.......................................    2.3(a)
Company Stockholder Approval....................................    3.4
Company Stockholders Meeting....................................    7.3(b)
Company Subsidiary and Company Subsidiaries.....................    3.1(a)
Confidentiality Agreement.......................................    7.2
control, controlled by, under common control with...............    10.3(d)
CSA.............................................................    3.27(a)
Current Cash Reserves...........................................    3.28
DEA.............................................................    3.27(a)
Delaware Law....................................................    RECITALS
Due Investigation...............................................    3.13(a)
Effective Time..................................................    1.2
Encumbrance.....................................................    10.3(e)
Environmental Laws..............................................    3.18(d)(ii)
ERISA...........................................................    3.15(a)
Exchange Act....................................................    3.5(b)
Exchange Agent..................................................    2.2(a)
Exchange Fund...................................................    2.2(a)
Exchange Ratio..................................................    2.1(a)
Extended Termination Date.......................................    8.2(f)
FDA.............................................................    3.5(b)
FDCA............................................................    3.27(a)
Fujisawa........................................................    8.2(f)
GAAP............................................................    RECITALS
Governmental Entity.............................................    3.5(b)
Hazardous Materials.............................................    3.18(d)(iii)
HIPAA...........................................................    3.15(g)
HSR Act.........................................................    3.5(b)
Indebtedness....................................................    10.3(f)
Indemnified Parties.............................................    7.6(b)
Intellectual Property...........................................    10.3(g)
Interim Period..................................................    7.1
Material Adverse Effect.........................................    10.3(h)
Merger..........................................................    1.1
Merger Consideration............................................    2.1(a)
Merger Sub......................................................    PREAMBLE
Multiemployer Plan..............................................    3.15(d)
Nasdaq..........................................................    2.1(a)
NASD............................................................    4.4(b)
NYSE............................................................    3.5(b)
Option..........................................................    2.3(a)
Option Agreement................................................    RECITALS
Parachute Gross Up Payment......................................    3.15(f)
Person..........................................................    10.3(i)
Pharmaceutical Product..........................................    3.27(a)
PHSA............................................................    3.27(a)
Product Licensee................................................    3.27(a)
Proxy Statement/Prospectus......................................    3.25
Real Property Leases............................................    3.14(a)
reasonable efforts..............................................    10.3(j)
Receiving Party.................................................    7.2
Registration Statement..........................................    3.25
Representatives.................................................    7.8(a)
Requisite Acquiror Approval.....................................    5.4
Rights..........................................................    3.3
Rights Agreement................................................    3.3
Sanofi..........................................................    8.2(f)
SEC.............................................................    3.6(a)
Section 16 Information..........................................    7.18(b)
Securities Act..................................................    3.5(b)
Subsidiary......................................................    3.1(b)
Superior Proposal...............................................    7.8(c)
Surviving Corporation...........................................    1.1
Tax, Taxable and Taxes..........................................    10.3(k)
Tax Returns.....................................................    5.12
Terminating Acquiror Breach.....................................    9.1(c)
Terminating Company Breach......................................    9.1(b)
Termination Fee.................................................    9.5(b)
Transaction Expenses............................................    10.3(l)
Twenty Day Average Price........................................    9.1(l)
Twenty Day Period...............................................    9.1(l)
Voting Agreement................................................    RECITALS
1997 Plan.......................................................    5.3(a)
1998 Plan.......................................................    5.3(a)